EXECUTION COPY

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                              COPAMEX, S.A. de C.V.
                                   as Borrower

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                                  $130,000,000
                                CREDIT AGREEMENT

                           Dated as of March 13, 2000

                         ------------------------------

                                 CITIBANK, N.A.
                             as Administrative Agent

                            SALOMON SMITH BARNEY INC.
                                as Lead Arranger

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                                TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           Page
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SECTION 1.  DEFINITIONS1
      1.01  Certain Defined Terms............................................1
      1.02  Accounting Terms and Determinations.............................13

SECTION 2.  COMMITMENTS, ETC................................................13
      2.01  Loans...........................................................13
      2.02  Borrowing.......................................................14
      2.03  Fees............................................................14
      2.04  Several Obligations; Certain Remedies Independent...............14
      2.05  Notes...........................................................14
      2.06  Optional Prepayments............................................15
      2.07  Mandatory Prepayments...........................................15

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST..............................15
      3.01  Repayment of Loans..............................................15
      3.02  Interest........................................................15

SECTION 4.  PAYMENTS, ETC...................................................16
      4.01  Payments........................................................16
      4.02  Pro Rata Treatment..............................................17
      4.03  Computations....................................................17
      4.04  Minimum Amounts.................................................17
      4.05  Certain Notices.................................................17
      4.06  Non-Receipt of Funds by the Administrative Agent................17
      4.07  Set-Off; Sharing of Payments....................................18

SECTION 5.  YIELD PROTECTION, ETC...........................................19
      5.01  Additional Costs................................................19
      5.02  Substitute Basis................................................20
      5.03  Illegality......................................................21
      5.04  Break-Funding Compensation......................................21
      5.05  Taxes...........................................................22


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SECTION 6.  CONDITIONS PRECEDENT............................................24
      6.01  Conditions Precedent to Effectiveness...........................24
      6.02  Conditions to Borrowing.........................................26

SECTION 7.  REPRESENTATIONS AND WARRANTIES..................................26
      7.01  Organization; Power and Authority...............................26
      7.02  Due Authorization, Legality, Etc................................27
      7.03  No Additional Authorization Required............................27
      7.04  Legal Effect....................................................27
      7.05  Financial Statements............................................28
      7.06  Ranking.........................................................28
      7.07  No Actions or Proceedings.......................................28
      7.08  Commercial Activity; Absence of Immunity........................28
      7.09  Taxes...........................................................28
      7.10  Full Disclosure.................................................29
      7.11  Environmental Matters...........................................29
      7.12  Investment Company Act..........................................29
      7.13  Solvency........................................................29
      7.14  Year 2000.......................................................29
      7.15  Legal Form......................................................29
      7.16  Liens...........................................................30
      7.17  Existing Agreements.............................................30
      7.18  Restrictive Agreement...........................................30

SECTION 8.  COVENANTS OF THE BORROWER.......................................30
      8.01  Corporate Existence.............................................30
      8.02  Inspection of Property, Books and Records.......................30
      8.03  Compliance with Law.............................................31
      8.04  Payment of Obligations..........................................31
      8.05  Maintenance of Property; Insurance..............................31
      8.06  Governmental Authorizations.....................................31
      8.07  Reporting Requirements..........................................31
      8.08  Ranking.........................................................34
      8.09  Merger, Etc.....................................................34
      8.10  Property Sales..................................................34
      8.11  Negative Pledge.................................................34
      8.12  Transactions With Affiliates....................................35
      8.13  Line of Business................................................36
      8.14  Ownership of Material Subsidiaries..............................36
      8.15  Guarantors......................................................36
      8.16  Accounting Changes..............................................37
      8.17  Year 2000.......................................................37
      8.18  Certain Restrictions on Dividends...............................37
      8.19  Use of Proceeds.................................................37
      8.20  Leverage Maintenance Test.......................................37


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      8.21  Leverage Incurrence Test........................................37
      8.22  Interest Coverage Maintenance Test..............................37
      8.23  Fixed Charge Coverage Maintenance Test..........................38
      8.24  Net Worth.......................................................38

SECTION 9.  EVENTS OF DEFAULT...............................................38

SECTION 10.  THE ADMINISTRATIVE AGENT.......................................40
      10.01  Appointment, Powers and Immunities.............................40
      10.02  Reliance by Agent..............................................41
      10.03  Defaults.......................................................41
      10.04  Rights and Obligations as a Bank...............................41
      10.05  Indemnification................................................42
      10.06  Non-Reliance on Agents and Other Banks.........................42
      10.07  Failure to Act.................................................43
      10.08  Resignation or Removal of Administrative Agent.................43
      10.09  The Lead Arranger..............................................43
SECTION 11.  MISCELLANEOUS..................................................43
      11.01  Waiver.........................................................43
      11.02  Notices........................................................44
      11.03  Expenses, Etc..................................................44
      11.04  Amendments, Etc................................................45
      11.05  Successors and Assigns.........................................45
      11.06  Assignments and Participations.................................45
      11.07  Survival.......................................................47
      11.08  Captions.......................................................47
      11.09  Counterparts...................................................47
      11.10  Governing Law..................................................47
      11.11  Jurisdiction, Service of Process and Venue.....................48
      11.12  Waiver of Jury Trial...........................................49
      11.13  Waiver of Immunity.............................................49
      11.14  Judgment Currency..............................................49
      11.15  Use of English Language........................................49
      11.16  No Fiduciary Relationship......................................50
      11.17  Confidentiality................................................50
      11.18  Severability...................................................50

SCHEDULE I    -   Commitments
SCHEDULE II   -   Form of Notice of Borrowing
SCHEDULE III  -   Existing Liens
SCHEDULE IV   -   Existing Agreements
SCHEDULE V    -   Restrictive Agreements
SCHEDULE VI   -   Principal Stockholders


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EXHIBIT A  -   Form of Note
EXHIBIT B  -   Form of Guaranty Agreement
EXHIBIT C  -   Form of Opinion of General Counsel to the Borrower and
               Guarantors
EXHIBIT D  -   Form of Opinion of Special New York Counsel to the Borrower
               and Guarantors
EXHIBIT E  -   Form of Opinion of Special Mexican Counsel to the
               Administrative Agent
EXHIBIT F  -   Form of Opinion of Special New York Counsel to the
               Administrative Agent
EXHIBIT G  -   Form of Compliance Certificate
EXHIBIT H  -   Form of Accession Agreement


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            Credit Agreement CREDIT AGREEMENT dated as of March 13, 2000, among
COPAMEX, S.A. DE C.V. (the "Borrower"); each of the lenders that is a signatory hereto under the caption "BANKS" on the signature pages hereto and each bank or financial institution that becomes a "Bank" after the date hereof pursuant to
Section 11.06(b) hereof (individually, a "Bank" and, collectively, the "Banks"); and CITIBANK, N.A., as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                  W I T N E S S E T H :

            The Borrower has requested that the Banks make term loans to it in an aggregate principal amount up to but not exceeding $130,000,000 to refinance certain existing short term indebtedness of the Borrower and the Guarantors and for the general corporate purposes of the Borrower, and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Administrative Agent" shall have the meaning assigned to such term in the introduction hereto.

            "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Stock, by contract or otherwise.

            "Agent's Account" shall mean the account of the Administrative Agent maintained by the Administrative Agent at Citibank, N.A. at Two Penns Way, Suite 200, New Castle, Delaware 19720, ABA# 021000089, Account No. 36852248, Account
Name: NAIB Agency Medium Term Finance, Reference: Copamex, Attention: Nina Qureshi, or such other account as may be designated by the Administrative Agent to the Borrower in writing.

            "Annual Period" shall mean each annual period commencing on the Closing Date or an anniversary thereof and ending on the next anniversary thereof.

            "Applicable Lending Office" shall mean, for each Bank, the "Lending Office" of such Bank (or of an Affiliate of such Bank) designated on the signature pages hereof or such


                                Credit Agreement
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                                      -2-


other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loan is to be made and maintained, or in the case of any Bank that is not an original party to this Agreement, the "Lending Office" of such Bank as designated in the notice of assignment delivered by the assignor and the assignee to the Borrower and the Administrative Agent pursuant to
Section 11.06(b) hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loan is to be made and maintained.

            "Applicable Margin" shall mean (i) while the Debt to EBITDA Ratio, based upon the most recent certificate furnished by the Borrower to the Administrative Agent pursuant to Section 8.07(iii), is 4.25 to 1.00 or greater, 4.5% per annum; (ii) while the Debt to EBITDA Ratio, based upon the most recent such certificate, is 3.75 to 1.00 or greater but less than 4.25 to 1.00, 4.0% per annum; (iii) while the Debt to EBITDA Ratio, based upon the most recent such certificate, is 3.25 to 1.00 or greater but less than 3.75 to 1.00, 3.5% per annum; and (iv) while the Debt to EBITDA Ratio, based upon the most recent such certificate, is less than 3.25 to 1.00, 3.0% per annum; provided, that if the Borrower fails to deliver on time a certificate as required pursuant to Section 8.07(iii), the Applicable Margin shall be 4.5% per annum until the delivery of such certificate as required by said Section 8.07(iii), and thereafter shall be based upon such certificate as herein provided (but without retroactive effect); and provided, further, that until the delivery of the first such certificate required pursuant to Section 8.07(iii), the Applicable Margin shall be 4.0% per annum.

            "Bank" shall have the meaning assigned to such term in the introduction hereto.

            "Borrowing" shall mean the borrowing of the Loans hereunder.

            "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York, New York or Mexico City, Mexico and (b) that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and preventative and corrective maintenance) during such period computed in accordance with GAAP.

            "Capital Lease Obligations" shall mean, at any time, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be accounted for as a capital lease on a balance sheet of such Person under GAAP, and for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.


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                                      -3-


            "Change in Control" shall mean any of the following events:

            (a) any Person or two or more Persons acting in concert (other than Principal Stockholders as defined below) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of the Voting Stock of the Borrower (or other securities convertible into Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of the Borrower; or

            (b) the Borrower is merged, consolidated or reorganized into or with any other Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such other Person that is the survivor of such merger, consolidation or reorganization immediately after the consummation of such transaction is held in the aggregate by the holders of Voting Stock of the Borrower immediately prior to such transaction; or

            (c) the Borrower sells all or substantially all of its assets to any other Person, and less than a majority of the combined voting power of the then outstanding securities of such other Person immediately after the consummation of such transaction is held in the aggregate by the holders of Voting Stock of the Borrower immediately prior to such sale; or

            (d) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of such Board on the first day of such period or (ii) whose election or nomination to such Board was approved by the Principal Stockholders.

            As used herein, "Principal Stockholders" shall mean, at any time,
(i) each of the Persons listed in Schedule VI hereto who individually or together with one or more such Persons beneficially owns, directly or indirectly, more than 50% of the Voting Stock of the Borrower (provided, that nothing herein shall constitute a representation, guaranty or obligation of any such Person to keep, maintain or hold the amount of Voting Stock indicated on said Schedule VI), or (ii) any Person (x) which beneficially owns, directly or indirectly, more than 50% of the Voting Stock of the Borrower and (y) of which more than 50% of the Voting Stock of such Person is beneficially owned, directly or indirectly, by one or more of the Persons listed in the immediately preceding clause (i) or clause (ii)(x).

            "Closing Date" shall mean the date on which the Administrative Agent notifies the Borrower that the conditions specified in Section 6.01 hereof have been satisfied.

            "Commitment" shall mean, as to each Bank, the obligation of such Bank to make a Loan in an amount up to but not exceeding the amount set forth for such Bank in Schedule I.

            "Commitment Termination Date" shall mean the date five days after the Closing Date, provided, that if such day is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.


                                Credit Agreement

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                                      -4-


            "Confidential Information" shall mean information that the Borrower or any of its Subsidiaries furnishes to the Administrative Agent or any Bank on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (i) is or at the time of disclosure by such Person has become generally available to the public (other than as a result of any action by the Administrative Agent or a Bank in violation of Section 11.17) or (ii) is or at the time of disclosure by such Person has become available to such Person from a source other than the Borrower or any of its Subsidiaries, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

            "Consolidated Subsidiary" shall mean any Subsidiary of any Person whose accounts are, or are required to be, consolidated with those of such Person in accordance with GAAP.

            "Covered Taxes" shall mean all present and future taxes, duties, levies, imposts, deductions, charges or withholdings whatsoever with respect to any amount payable on or in respect of this Agreement, the Loans, the Notes or the Guaranty Agreement, and all interest, penalties and similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by Mexico or any other jurisdiction from which any amount payable hereunder is made, or any political subdivision or taxing authority thereof or therein, or any organization or federation of which any of the foregoing may be a member or associated, excluding, however, income, real property, franchise or similar taxes imposed on the Administrative Agent or a Bank by a jurisdiction as a result of the Administrative Agent or such Bank being organized under the laws of such jurisdiction or being a resident of such jurisdiction for tax purposes, or by virtue of its having a permanent establishment in such jurisdiction to which income under this Agreement is attributable or its Applicable Lending Office being located in such jurisdiction.

            "Debt to EBITDA Ratio" shall mean, at any time, the ratio of (i) the aggregate outstanding principal amount of Indebtedness of the Borrower and its Consolidated Subsidiaries at such time to (ii) EBITDA for the Borrower and its Consolidated Subsidiaries for the then most recently concluded period of four consecutive fiscal quarters of the Borrower.

            "Default" shall mean an Event of Default specified in Section 9 hereof or an event that with notice or lapse of time or both would become an Event of Default.

            "Derivatives Liabilities" shall mean, with respect to any Person, all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "Dividend" shall mean any dividend or other distribution on capital stock of the Borrower or any of its Consolidated Subsidiaries (other than a dividend payable solely in such

                                Credit Agreement
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                                      -5-


stock) and any purchase, redemption or sinking fund payment on or with respect to such stock, except any repurchase of stock in accordance with Section 14bis of Mexican Securities Regulation (Ley del Mercado de Valores) with a purchase price not in excess of $5,000,000 when added to the purchase price of all other such repurchases occurring after the date hereof, if such repurchase is intended to stabilize the market for such stock and such repurchased stock is not held by the Borrower or such Consolidated Subsidiary for more than 90 days after such repurchase.

            "Dollars" and "$" shall mean lawful currency of the United States.

            "Domestic Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

            "Drawdown Date" shall mean the date of the Borrowing.

            "EBITDA" shall mean, for any period, the sum (without duplication), determined on a consolidated basis for any Person and its Consolidated Subsidiaries, of operating income for such period before depreciation and amortization for such period determined in accordance with GAAP; provided, that on any date of determination, the Borrower shall, if such date occurs within any of the four consecutive fiscal quarters of the Borrower immediately following the acquisition of a Person by the Borrower or any of it Consolidated Subsidiaries, include (without duplication) as part of EBITDA of the Borrower and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters of the Borrower immediately preceding such date of determination, EBITDA of such acquired Person for such period.

            "Environmental Laws" shall mean any law, rule, regulation, order, statute, ordinance, code, writ, judgment, injunction, decree or agreement of the Borrower or any of its Subsidiaries issued, promulgated or entered into with any Governmental Authority relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, including, without limitation, the Mexican General Law of Ecological Balance and Environmental Protection (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), technical rules (normas tecnicas) thereunder, and any other Mexican local laws, rules and regulations related to environmental matters and any specific agreements of the Borrower or any of its Subsidiaries entered into with any competent authorities which include commitments related to environmental matters.

            "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Rate Reserve Percentage" shall mean, with respect to any Bank for any Interest Period with respect to the Loan made by such Bank, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by

                                Credit Agreement
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                                      -6-


the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

            "Existing Debt" shall mean the indebtedness of the Borrower under the $125,000,000 Credit Agreement dated as of July 15, 1997 among Copamex Industrias, S.A. de C.V. (now Copamex, S.A. de C.V.), certain lenders party thereto and Banco Santander de Negocios, S.A., as amended, modified and in effect on the date hereof.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided, that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Final Maturity Date" shall mean the date four years after the Closing Date, provided, that if such day is not a Business Day, the Final Maturity Date shall be the immediately preceding Business Day.

            "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) EBITDA for such period for the Borrower and its Consolidated Subsidiaries to (ii) Total Expenses for such period for the Borrower and its Consolidated Subsidiaries.

            "GAAP" shall mean generally accepted accounting principles in Mexico as in effect from time to time.

            "Governmental Authority" shall mean any nation or government, any state or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

            "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any aval and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the

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                                      -7-


purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" shall mean each of Cia. Papelera Maldonado, S.A. de C.V., Pondercel, S.A. de C.V., Papeles Higienicos de Mexico, S.A. de C.V., Industrial Papelera Mexicana, S.A. de C.V., Papelera de Chihuahua, S.A. de C.V., Papeles Higienicos del Centro, S.A. de C.V., Maquinaria y Equipo Papelera, S.A. de C.V., Maquinaria y Equipo Pachisa, S.A. de C.V., Sacos y Envases Industriales, S.A. de C.V., Copamex Comercial, S.A. de C.V., Comercial Recicladora, S.A. de C.V., Inpamex Planta Huehuetoca, S.A. de C.V., Comercializadora Copamex, S.A. de C.V. and each Person that becomes a Guarantor pursuant to Section 8.15 hereof.

            "Guaranty Agreement" shall mean an agreement executed and delivered by each Guarantor in substantially the form of Exhibit B hereto, as from time to time amended.

            "IMSS" shall mean Instituto Mexicano del Seguro Social.

            "Indebtedness" shall mean, with respect to any Person (without duplication): (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables for which there is no interest due and payable at any time according to the terms of such obligations and which are incurred in the ordinary course of such Person's business but only if and for so long as the same remain payable on customary trade terms); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than factoring transactions without recourse to such Person);
(d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (other than Operating Lease Obligations for which there is no interest due and payable at any time according to the terms thereof and which are incurred in the ordinary course of such Person's business); (e) all Capital Lease Obligations of such Person; (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, refinanced letters of credit or similar extensions of credit (excluding trade payables to the extent excluded from clause (b) above); (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable stock (except withdrawal rights of holders of stock representing the variable portion of the Borrower's capital stock), valued at the greater of (i) its voluntary or involuntary liquidation preference and (ii) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor; (h) all Indebtedness of other Persons referred to in clauses (a) through (g) above or clauses (i) or (j) below Guaranteed by such Person; (i) all Indebtedness referred to in clauses (a) through (h) above or clause (j) below secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property or revenues of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) the credit exposure of

                                Credit Agreement
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                                      -8-


such Person in respect of Derivatives Liabilities (other than Derivatives Liabilities which are (i) in the ordinary course of business to hedge or mitigate risks to which such Person is exposed in the conduct of its business or the management of its liabilities and (ii) not for speculative purposes). In determining the Indebtedness of the Borrower or the Guarantors in respect of Derivatives Liabilities for purposes of clause (d) of Section 9 hereof, the "principal amount" of any Derivatives Liability at any time shall be the aggregate amount (giving effect to any netting provisions) that the Borrower or such Guarantor would be required to pay under the agreement governing such Derivatives Liability if such agreement were terminated at such time.

            "INFONAVIT" shall mean Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

            "Interest Coverage Ratio" shall mean, for any period of four concluded and consecutive fiscal quarters of the Borrower, the ratio of (i) EBITDA for such period for the Borrower and its Consolidated Subsidiaries to
(ii) Net Interest Expense for such period.

            "Interest Expense" shall mean, for any period, interest expense of the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP, including without limitation the interest portion of payments under Capital Lease Obligations and any capitalized interest, excluding any withholding taxes thereon.

            "Interest Income" shall mean, for any period, interest income of the Borrower and its Consolidated Subsidiaries (on a consolidated basis), as determined in accordance with GAAP.

            "Interest Period" shall mean the period commencing on the Drawdown Date and ending on the numerically corresponding day in the third calendar month thereafter and thereafter each period commencing on the last day of the preceding Interest Period and ending on the numerically corresponding day in the third calendar month thereafter, provided, that any Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, and provided, further, that the term "Interest Period" shall include any period selected by the Administrative Agent from time to time in accordance with the definition of "Post-Default Rate". Notwithstanding the foregoing, (i) any Interest Period that would otherwise commence before and end after any Principal Payment Date shall end on such Principal Payment Date, and (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day falls in the next succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day).

            "Lead Arranger" shall mean Salomon Smith Barney Inc.

            "LIBO Rate" shall mean, for any Interest Period, the offered rate for deposits in Dollars for a period equal to or nearest the number of days in such Interest Period which appears on the Telerate Page 3750 as of approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Interest Period, provided, that (i) if such rates do not appear on

                                Credit Agreement
such Telerate Page 3750, the "LIBO Rate" shall mean, for any Interest Period, the offered rate for deposits in Dollars for a period equal to or nearest the number of days in such Interest Period which appears on the Reuters Screen LIBO Page, and (ii) if such rate or rates do not appear on either the Telerate Page 3750 or Reuters Screen LIBO Page, the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates notified to the Administrative Agent by each Reference Bank as the rate at which Dollar deposits are offered to such Reference Bank by prime banks at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for a period approximately equal to the number of days in such Interest Period and in an amount comparable to the principal amount of the Loans.

            "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, encumbrance or other security interest, or any preferential arrangement that has the practical effect of creating a security interest.

            "Loan" shall mean the loan by each Bank pursuant to Section 2.01 hereof.

            "Majority Banks" shall mean Banks having more than 50% of the aggregate amount of the Commitments or, after the Drawdown Date, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or the Notes or the ability of the Guarantors to perform their obligations under the Guaranty Agreement or (c) the ability of the Administrative Agent or any Bank to enforce, or the validity or enforceability of, the Borrower's obligations under this Agreement or any Note or any Guarantor's obligations under the Guaranty Agreement.

            "Material Subsidiary" shall mean, at any time, any Subsidiary of the Borrower (i) having, during any of the four immediately preceding fiscal quarters of the Borrower, more than 5% of the total sales of the Borrower and its Consolidated Subsidiaries on a consolidated basis, (ii) having, during any of the four immediately preceding fiscal quarters of the Borrower, more than 5% of the EBITDA of the Borrower and its Consolidated Subsidiaries on a consolidated basis or (iii) having, as at the last day of any such fiscal quarter, more than 5% of the total assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis, all determined on the basis of GAAP; provided, that on any date of determination of any of the calculations described in the immediately preceding clauses (i), (ii) and (iii), the Borrower shall, if such date occurs within any of the four consecutive fiscal quarters of the Borrower immediately following the acquisition of a Person by the Borrower or any of it Consolidated Subsidiaries, include (without duplication) as part of such calculations, for the period of four consecutive fiscal quarters of the Borrower immediately preceding such date of determination, such calculations of such acquired Person for such period as if such acquired Person were a Consolidated Subsidiary of the Borrower during such period.

                                Credit Agreement

            "Mexican Bank" shall mean a bank chartered under the laws of Mexico and authorized to carry out the business of banking in Mexico by the Ministry of Finance under the Law of Credit Institutions.

            "Mexico" shall mean the United Mexican States.

            "Ministry of Finance" shall mean the Secretaria de Hacienda y Credito Publico of Mexico.

            "Net Interest Expense" shall mean, for any period, Interest Expense net of Interest Income, determined in accordance with GAAP.

            "Net Proceeds" shall mean (i) with respect to any Property Sale, the amount of cash or other Property received by the Borrower or any of its Subsidiaries in consideration of such Property Sale after provision for (a) all income or other taxes attributable to such Property Sale, (b) payment of all reasonable commissions, fees and expenses directly related to such Property Sale, (c) payments made to retire Indebtedness secured by the Property subject to such Property Sale to the extent required pursuant to the terms of such Indebtedness, and (d) appropriate amounts to be provided by the Borrower or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Property Sale and retained by the Borrower or such Subsidiary (provided, that such amounts set forth in this clause (d) shall be deemed Net Proceeds on the date that such amounts are not required as a reserve pursuant to GAAP), and (ii) with respect to the Offering, the proceeds of the Offering net of reasonable fees, commissions and expenses directly relating thereto.

            "Net Worth" shall mean, as at any time, the sum of the following for the Borrower and its Consolidated Subsidiaries determined on a consolidated basis (without duplication) in accordance with GAAP:

            (a) the amount of capital stock; plus

            (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

            "Note" shall have the meaning assigned thereto in Section 2.05 hereof.

            "Notice of Borrowing" shall have the meaning assigned to such term in Section 4.05 hereof.

            "Offering" shall mean the initial public offering by the Borrower of its common stock.

            "Operating Lease Obligations" shall mean, at any time, for any Person, all obligations of such Person to pay rent or other amounts under a lease of Property that is not a Capital Lease Obligation.

                                Credit Agreement

            "Other Applicable Taxes" shall have the meaning assigned to such term in Section 5.05(e) hereof.

            "Permitted Encumbrances" shall mean:

            (i) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of the Borrower and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

            (ii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation; and

            (iii) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

            "Pesos" shall mean the lawful currency of Mexico.

            "Post-Default Rate" shall mean, in the case of any overdue principal of any Loan, until the end of the then current Interest Period, a rate per annum which is equal to the Applicable Margin plus 2% per annum plus the LIBO Rate for such Interest Period, and thereafter a rate per annum which is equal to the Applicable Margin plus 2% per annum plus the LIBO Rate applicable to such Interest Period or Interest Periods as shall be selected by the Administrative Agent for funding of such overdue amount (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amount, a rate per annum equal to the Applicable Margin plus 2% per annum plus the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates determined by each Reference Bank and notified to the Administrative Agent to be the cost of funding such overdue amount on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            "Principal Payment Date" shall mean each of the thirteen consecutive Quarterly Dates commencing on the first anniversary of the Closing Date and ending on the Final Maturity Date, provided, that (except in the case of the "Final Maturity Date") if any such day is not a

                                Credit Agreement

Business Day, the relevant Principal Payment Date shall be the immediately succeeding Business Day unless such succeeding Business Day falls in the next calendar month, in which case such Principal Payment Date shall be the immediately preceding Business Day.

            "Process Agent" shall have the meaning assigned to such term in
Section 11.11(b) hereof.

            "Property" of a Person shall mean any property or assets, or interest therein, of such Person.

            "Property Sale" shall have the meaning assigned to such term in
Section 8.10 hereof.

            "Quarterly Date" shall mean the date three months after the Closing Date and each date three months after the previous Quarterly Date.

            "Reference Banks" shall mean the principal London offices of Citibank, N.A., The Chase Manhattan Bank and Bank of America, N.A.

            "Register" shall have the meaning assigned to such term in Section 11.06(c) hereof.

            "Requirement of Law" shall mean, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of such Person's Property or revenues.

            "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuter Monitor Money Rates Service or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks.

            "SAR" shall mean Sistema de Ahorro para el Retiro, the mandatory retirement system of Mexico.

            "Solvent" shall mean, with respect to any Person at any time, that
(a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's property would constitute an unreasonably small capital and (e) such Person is not insolvent pursuant to the Ley de Quiebras y Suspension de Pagos.

                                Credit Agreement

            "Subsidiary" shall mean any corporation or other Person of which more than 50% of the Voting Stock or other voting interests is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.

            "Substitute Basis" shall have the meaning assigned to such term in
Section 5.02 hereof.

            "Telerate Page 3750" shall mean the display designated as page "3750" on the Telerate Service of Bridge Information Services or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

            "Total Expenses" shall mean, for any period, for the Borrower and its Consolidated Subsidiaries (i) the sum of Interest Expense, taxes paid on income or assets, Dividends paid, Capital Expenditures and debt amortization minus the sum of (ii) equity contributions, and debt refinancing and debt financing for which the use of proceeds is strictly limited to the making of Capital Expenditures.

            "United States" shall mean the United States of America.

            "Voting Stock" shall mean, at any time, the outstanding securities of any Person entitled to vote generally in the election of directors of such Person, or any Person performing similar functions, even if the right to so vote has been suspended by the happening of any contingency.

            "Year 2000 Problem" shall mean any significant interruption in the normal operation of the computer hardware or software used in the business or operations of the Borrower or any of its Subsidiaries occurring after December 31, 1999 that has or is reasonably likely to have a Material Adverse Effect.

            1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of the Borrower delivered to the Banks.

            SECTION 2. COMMITMENTS, ETC.

            2.01 Loans. (a) Each Bank severally agrees, on the terms and conditions of this Agreement, to make one term loan to the Borrower in Dollars on a single Business Day on or before the Commitment Termination Date in a principal amount up to but not exceeding the amount of the Commitment of such Bank and, as to all Banks, in an aggregate principal amount up to but not exceeding $130,000,000.

                                Credit Agreement

            (b) The proceeds of the Loans shall be used solely to refinance the Existing Debt and, after the Existing Debt has been paid in full, to refinance certain other existing short term indebtedness of the Borrower and for the general corporate purposes of the Borrower, and such proceeds, in the case of the Existing Debt, shall be remitted directly to the creditor or creditors in respect of such Existing Debt in accordance with the instructions of the Borrower. Neither the Administrative Agent nor any Bank shall have responsibility as to the use of any of the proceeds of any Loan.

            2.02 Borrowing. The Borrower shall give the Administrative Agent notice of the Borrowing as provided in Section 4.05 hereof. Not later than 11:00 a.m. New York time on the Drawdown Date, each Bank shall make available the amount of the Loan to be made by it on such date to the Administrative Agent at the Agent's Account in immediately available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account agreed by the Borrower and the Administrative Agent.

            2.03 Fees. The Borrower shall pay to the Administrative Agent and the Lead Arranger fees in such amounts and at such times as previously agreed upon between the Borrower and the Administrative Agent and between the Borrower and the Lead Arranger.

            2.04 Several Obligations; Certain Remedies Independent. The failure of any Bank to make the Loan to be made by it on the Drawdown Date shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such other Bank to make the Loan required to be made by such other Bank. The amounts payable by the Borrower at any time hereunder and under any Note to any Bank shall be a separate and independent debt and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings to recover the payment of any overdue amounts.

            2.05 Notes. The Loan of each Bank shall be evidenced by a separate promissory note of the Borrower, bearing the aval of the Guarantors and substantially in the form of Exhibit A hereto (each, a "Note"), dated the Drawdown Date, payable to such Bank in a principal amount equal to the principal amount of its Loan and otherwise duly completed. In the event that any conflict arises between the provisions of this Agreement and the terms of any Note, the provisions of this Agreement shall be deemed to prevail.

            2.06 Optional Prepayments. Subject to Section 4.04 hereof, the Borrower shall have the right to prepay the Loans and the Notes in whole or in part at any time or from time to time without premium or penalty, provided, that
(i) the Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder); (ii) each such prepayment shall be made only on the last day of an Interest Period unless the Borrower pays in full, simultaneously with the making of such prepayment, accrued interest on

                                Credit Agreement
the amount prepaid and any and all amounts payable in connection therewith pursuant to Section 5.04; and (iii) prepayments of the Loans shall be applied to the installments of the Loans in the inverse order of maturity. Amounts prepaid hereunder may not be reborrowed hereunder.

            2.07 Mandatory Prepayments. On the last day of the Interest Period during which the Borrower receives the Net Proceeds of the Offering, the Borrower shall prepay the Loans in an aggregate amount equal to the greater of
(x) 25% of the Net Proceeds of the Offering, and (y) $25,000,000; provided that such prepayment shall be accompanied by accrued interest on the amount prepaid, and shall be applied to the principal amount of the Loans on a pro rata basis and, therefore, reduce the amount of each remaining installment proportionally; provided further, that if the date that the Borrower receives the Net Proceeds of the Offering is not the last day of an Interest Period, the Borrower shall deposit the applicable amount required to be prepaid as set forth in clauses (x) and (y) above in an account designated for such purpose by the Administrative Agent and such amount shall remain in such account, unless the Borrower is otherwise directed by the Administrative Agent, until the Loans are prepaid (together with accrued interest) as provided in this Section 2.07. Amounts prepaid may not be reborrowed.

            SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST

            3.01 Repayment of Loans. The Borrower agrees to pay to the Administrative Agent for the pro rata account of the Banks the full principal of the Loans in thirteen equal quarterly installments, each such installment to be payable on each Principal Payment Date.

            3.02 Interest.

            (a) The Borrower agrees to pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of the Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum for each Interest Period equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

            (b) Notwithstanding the foregoing, the Borrower agrees to pay to the Administrative Agent for the account of each Bank interest at the Post-Default Rate (i) during any period when any Event of Default shall have occurred and be continuing, on the principal of the Loan made by such Bank and (ii) on any other amount whatsoever payable by the Borrower hereunder to such Bank that shall not be paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

            (c) Accrued interest on each Loan shall be payable on the last day of each Interest Period and upon the payment or prepayment thereof (on the principal amount so paid or prepaid), provided, that interest payable at the Post-Default Rate shall be payable from time to time on demand.

                                Credit Agreement

            (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks and to the Borrower. Each such determination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4. PAYMENTS, ETC.

            4.01 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Agent's Account, not later than 11:00 A.M. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Partial payments hereunder shall be applied first to accrued and unpaid interest, then to unpaid principal, then to other amounts payable hereunder.

            (b) The Borrower shall, at the time of making each payment under this Agreement and the Notes for the account of any Bank, specify to the Administrative Agent (which shall notify the intended recipient(s) thereof) the amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

            (c) Each payment received by the Administrative Agent under this Agreement and the Notes for the account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Any payment by the Borrower received by the Administrative Agent for the account of any Bank shall discharge the obligation of the Borrower to make such payment at the time such payment is credited to the account of any such Bank by the Administrative Agent, irrespective of the time of any distribution of such payment by the Administrative Agent to any such Bank.

            (d) If the due date of any payment under this Agreement and the Notes would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            4.02 Pro Rata Treatment. Except to the extent otherwise provided herein, (a) the Loans shall be made by the Banks pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loans shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on the Loans shall be made for account of

                                Credit Agreement
the Banks pro rata in accordance with the respective amounts of interest on such Loans then due and payable to them.

            4.03 Computations. Interest on the Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            4.04 Minimum Amounts. Except for prepayments pursuant to Section
2.07 or 5.03 hereof, each partial prepayment of principal of the Loans shall be in an aggregate amount equal to at least $5,000,000 and an integral multiple of $1,000,000 (or such lesser amount as may be necessary to prepay in full the principal amount then outstanding or to cause any scheduled repayment plus any prepayment to be an integral multiple of $1,000,000).

            4.05 Certain Notices. The notice by the Borrower to the Administrative Agent of the Borrowing shall be substantially in the form of
Schedule II hereto (the "Notice of Borrowing") and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the date three Business Days prior to the Drawdown Date and notices of optional prepayments shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the date three Business Days prior to the date of each such prepayment. The Notice of Borrowing and each notice of optional prepayment shall specify the amount (subject to Section 4.04 hereof) to be borrowed or prepaid and the Drawdown Date or prepayment (which shall be a Business Day), as the case may be. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

            4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Bank or the Borrower (each, a "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent (in the case of a Bank) of the proceeds of the Loan to be made by such Bank hereunder or (in the case of the Borrower) of a payment to the Administrative Agent for the account of one or more of the Banks hereunder (any such payment being herein called the "Required Payment") that the Payor will not make the Required Payment, the Administrative Agent may assume that the Payor is timely making the Required Payment available to the Administrative Agent and, in reliance upon such assumption, make available to the Banks or the Borrower, as the case may be, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such date (the "Advance Date"), such Bank and the Borrower severally agree to pay to the Administrative Agent, on demand, such amount with interest thereon at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 3.02(b) hereof for the period from the Advance Date until paid in full and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank pays such amount to the Administrative Agent, then such amount (not including any interest accrued thereon to the date of such prepayment) shall constitute such Bank's Loan. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            If a Required Payment is not made available to the Administrative Agent by such Payor or the recipient(s) within three Business Days of the Advance Date, the Administrative

                                Credit Agreement

Agent shall also be entitled to recover such amount on demand from such Bank and the Borrower severally, together with interest thereon retroactively to the Advance Date at (i) the Post-Default Rate if the Required Payment represents a payment to be made by the Borrower to the Banks (without duplication of the obligation of the Borrower under Section 3.02 hereof) and (ii) the Federal Funds Rate if the Required Payment represents proceeds of the Loan to be made by the Payor to the Borrower.

            4.07 Set-Off; Sharing of Payments.

            (a) Without limiting any of the obligations of the Borrower or the rights of the Banks hereunder, if the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any Note, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, without prior notice to the Borrower (which notice is expressly waived by the Borrower to the fullest extent permitted by applicable law), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and any other obligations at any time held or owing by such Bank or any Subsidiary, Affiliate, branch or agency thereof to or for the credit or account of the Borrower. Such Bank shall promptly provide notice to the Borrower of such set-off, provided, that failure by such Bank to provide such notice to the Borrower shall not give the Borrower any cause of action or right to damages or affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) that such Bank may have.

            (b) If any Bank shall obtain from the Borrower payment of any principal of or interest on its Loan or payment of any other amount under this Agreement or the Notes through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a percentage of the principal of or interest on the Loan or such other amounts then due hereunder by the Borrower to such Bank in excess of its pro rata share thereof, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and/or make such other adjustments as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

                                Credit Agreement

            SECTION 5. YIELD PROTECTION, ETC.

            5.01 Additional Costs.

            (a) If, on or after the date hereof, as a result of the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining its Loan (other than taxes, which shall be treated in accordance with Section 5.05 hereof), then such Bank shall, promptly after the occurrence of such event, notify the Borrower thereof, and the Borrower shall, subject to clause (c) below, pay to the Administrative Agent for the account of such Bank the amount stated in such notification as required to indemnify such Bank against such increased cost, such amount to be payable within ten days after the Borrower's receipt of such notification.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent) as a consequence of such Bank's obligations hereunder or its Loan to a level below that which such Bank (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then from time to time, such Bank shall, promptly after the occurrence of such reduction, notify the Borrower thereof, and the Borrower shall, subject to clause (c) below, pay to such Bank the amount stated in such notification as required to indemnify such Bank (or its parent) against such reduction, such amount to be payable within ten days after the Borrower's receipt of such notification.

            (c) Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. Before giving any such notice pursuant to this subsection (c) such Bank shall designate a different Applicable Lending Office or take such other action as it deems appropriate in its reasonable judgment if such designation or other action (x) will, in the reasonable judgment of such Bank, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Bank, be materially disadvantageous to such Bank. A notification of any Bank claiming compensation under this Section 5.01 setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error. If the Borrower receives any such notification from a Bank, it shall have the right, subject to giving five Business Days' notice to the Administrative Agent, to cancel the Commitment of such Bank and, without penalty or premium but subject to Sections 2.06 and 5.04, to prepay the full outstanding principal amount of such Bank's Loan, together with accrued interest thereon and all other amounts payable to such Bank hereunder.

                                Credit Agreement

            (d) Without duplication of Section 5.01(a), the Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of the Loan of such Bank, from and including the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the relevant Interest Period from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Loan, provided, that if any Bank claims amounts under this clause (d) in respect of its Loan, the Borrower shall have the right, subject to giving five Business Days' notice to the Administrative Agent without penalty or premium but subject to Sections 2.06 and 5.04, to prepay the principal amount of such Loan, together with accrued interest thereon and all other amounts payable to such Bank hereunder. Such additional interest shall be determined by such Bank and notified to the Borrower through the Administrative Agent.

            5.02 Substitute Basis. If, on or prior to the first day of any Interest Period (an "Affected Interest Period"):

            (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, the "LIBO Rate" cannot be determined pursuant to the definition thereof, or

            (b) the Majority Banks determine (as evidenced by a certificate from the Administrative Agent) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not adequately reflect the cost to such Banks of making or maintaining their Loans for such Affected Interest Period in the London interbank market, then the Administrative Agent shall give notice (a "Rate Determination Notice") thereof, which, if applicable, shall be accompanied by the certificate referred to above, to the Borrower and the Banks as soon as practicable thereafter. If such notice is given, during the thirty-day period following such Rate Determination Notice (the "Negotiation Period") the Administrative Agent and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of the Majority Banks) for the Loans which shall reflect the cost to the Banks of funding their Loans from alternative sources (a "Substitute Basis"), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of the LIBO Rate to all Interest Periods commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply. If a Substitute Basis is not agreed upon during the Negotiation Period, the Borrower may elect to prepay the Loans pursuant to
Section 2.06 hereof, provided, however, that if the Borrower does not elect so to prepay, each Bank shall determine (and shall certify from time to time in a certificate delivered by such Bank to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount) the rate basis reflecting the cost to

                                Credit Agreement
such Bank of funding its Loan for any Interest Period commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply, and such rate basis shall be binding upon the Borrower and such Bank and shall apply in lieu of the LIBO Rate for the relevant Interest Periods.

            5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for any Bank or its Applicable Lending Office to make or maintain its Loan hereunder (and, in the opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) following which (a) such Bank's Commitment shall be suspended until such time as such Bank may again make and maintain its Loan hereunder and/or (b) if such Requirement of Law shall so mandate, such Bank's Loan shall be prepaid in full by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement, on or before such date as shall be mandated by such Requirement of Law, provided, that if it is lawful for such Bank to maintain its Loan through the last day of the current Interest Period, such payment shall be made on such date.

            5.04 Break-Funding Compensation. The Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient to compensate it for any loss, cost or expense that such Bank determines is attributable to:

            (a) any optional or mandatory prepayment of the Loan made by such Bank for any reason on a date other than the last day of an Interest Period; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied but not including breach by any Bank of its obligations under Section 2.01(a) hereof ) to make the Borrowing on the date for such Borrowing specified in the relevant Notice of Borrowing given pursuant to
Section 2.02 hereof, or to prepay the Loans in accordance with a notice of prepayment under Section 2.06 hereof.

Such amount or amounts shall be determined by such Bank to be equal to the excess, if any, of (i) the LIBO Rate for the balance of such Interest Period (or for the Interest Period that would have commenced on such prepayment or Borrowing), over (ii) the amount of interest that the Bank would earn on such principal amount for the balance of such Interest Period (or for such Interest Period) if such Bank were to invest such principal amount for such period at the interest rate that would be bid by such Bank (or an Affiliate of such Bank) for Dollar deposits from other banks in the London interbank market at the commencement of such period. Each Bank will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Bank for compensation under this Section 5.04, which certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

                                Credit Agreement

            5.05  Taxes.

            (a) All payments on account of the principal of and interest on the Loans and the Notes, fees and all other amounts payable hereunder by the Borrower to or for the account of the Administrative Agent or any Bank, including, without limitation, amounts payable under paragraph (b) of this
Section 5.05, shall be made free and clear of and without reduction or liability for Covered Taxes, unless so required by applicable law, decree or regulation.

            (b) The Borrower shall indemnify the Administrative Agent and each Bank against, and reimburse them upon demand for, any Covered Taxes paid at any time by the Administrative Agent or such Bank (as the case may be) and any loss, liability, claim or expense, including interest, penalties, surcharges and reasonable legal fees, that the Administrative Agent or such Bank may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Covered Taxes when due.

            (c) In the event that the Borrower, any Person making a payment hereunder on behalf of the Borrower or the Administrative Agent shall be required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, the Loans, the Notes or the Guaranty Agreement, the Borrower shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Covered Taxes, to enable such Person to receive from the Borrower on the due date thereof an amount equal to the full amount stated to be payable to such Person under this Agreement, the Loans, the Notes and the Guaranty Agreement.

            (d) The Borrower shall furnish to the Administrative Agent copies, certified by the chief financial officer or the chief accounting officer of the Borrower, of official tax receipts in respect of each payment of Covered Taxes required under this Section 5.05, as soon as practicable (and in any event no later than 45 days) after the date such payment is made, and the Borrower shall promptly furnish to the Administrative Agent at its request or at the request of any Bank (through the Administrative Agent) any other information, documents and receipts that the Administrative Agent or such Bank may reasonably require to establish that full and timely payment has been made of all Covered Taxes required to be paid under this Section 5.05.

            (e) The Borrower agrees to pay all present and future stamp, court or documentary taxes and any other excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by Mexico, or any jurisdiction from which any amount payable hereunder is made, or any municipality or other political subdivision or taxing authority thereof or therein which arises from any payment made by the Borrower hereunder or from the execution, delivery, enforcement or registration of this Agreement, the Notes or the Guaranty Agreement (hereinafter referred to as "Other Applicable Taxes").

            (f) Each Bank (other than a Mexican Bank) party to this Agreement on the date hereof represents and warrants to the Borrower that, as of the date hereof, such Bank is registered as a foreign financial institution for tax purposes with the Ministry of Finance, and that each Applicable Lending Office of such Bank is a resident of a jurisdiction or is a branch or an agency of a financial institution that is a resident of a jurisdiction that is a party to a treaty for the

                                Credit Agreement
avoidance of double taxation entered into with Mexico which is in effect and is eligible for the benefits thereof.

            (g) Each Bank and the Administrative Agent (other than a Mexican
Bank) will provide to the Borrower, within 60 days of a written request made by the Borrower, such duly completed form, certification or similar documentation, if any, as is then required under applicable law in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding in respect of Covered Taxes to which the Borrower would be entitled on interest payments made to such Bank or the Administrative Agent pursuant to a tax treaty that is in effect or the law of the relevant jurisdiction, provided, that neither any Bank nor the Administrative Agent shall have any obligation to provide such form, certification or similar document if, in the reasonable judgment of such Bank or the Administrative Agent, as the case may be, the provision of such form, certification or similar document would be materially disadvantageous to such Bank or the Administrative Agent.

            (h) Any Bank (other than a Mexican Bank) claiming any additional amounts payable pursuant to this Section 5.05, which are in excess of the tax imposed at the lowest rate of withholding that would be otherwise applicable to such Bank (provided, that such Bank is in compliance with the requirements set forth in Section 5.05(f)), agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank, provided, that if any Bank is unable to designate a different Applicable Lending Office, then the Borrower may, at its option (without prejudice to Section 5.05(i) hereof), (i) designate an Assignee to replace such Bank in accordance with Section 11.06, which Assignee shall pay to such Bank the outstanding principal amount of such Bank's Loan plus accrued interest plus incidental expenses or (ii) subject to giving five Business Days' notice to the Administrative Agent, without penalty or premium but subject to Sections 2.06 and 5.04, prepay the principal amount of such Loan, together with accrued interest thereon and all other amounts payable to such Bank hereunder.

            (i) The Borrower shall not be required to indemnify any Bank or the Administrative Agent under clauses (a), (b) or (c) of this Section 5.05 for any additional amounts in respect of Covered Taxes to the extent that such Covered Taxes or portion thereof would not have been withheld but for the fact that (A) the representation and warranty in clause (f) above is incorrect with respect to such Bank on the date it was made or the failure of such Bank or the Administrative Agent, as the case may be, to comply with the provisions of clauses (g) (unless such Bank is a Mexican Bank) and (h) of this Section 5.05 or
(B) such Bank (other than a Mexican Bank) fails to use its reasonable efforts to
(x) maintain registration with the Ministry of Finance as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law so long as such requirement remains applicable, if the making of any filing relating to such registration would not be materially disadvantageous to such Bank or (y) (1) be a resident of (or the main office of such financial institution, if acting through a branch or an agency that is a resident of) a jurisdiction that is party to a treaty for the avoidance of double taxation with Mexico which is in effect and (2) comply with the requirements, under the relevant treaty, to claim the benefits of such treaty. Each Bank (other

                                Credit Agreement
than a Mexican Bank) agrees to use its reasonable efforts to file a timely application for renewal of its registration in accordance with the relevant provisions of the Mexican Income Tax Law.

            SECTION 6. CONDITIONS PRECEDENT

            6.01 Conditions Precedent to Effectiveness. The obligation of each Bank to make its Loan hereunder is subject to the conditions precedent that (i) the Closing Date shall have occurred on or before March 31, 2000 and (ii) the Administrative Agent shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Administrative
Agent:

            (a) Executed Agreement. This Agreement, duly executed and delivered by the Borrower and each of the other parties hereto.

            (b) Guaranty Agreement. The Guaranty Agreement, duly executed and delivered by each Guarantor.

            (c) Governmental Approvals. Certified copies of all licenses, consents and approvals (including without limitation exchange control approvals) of, and filings and registrations with, any Governmental Authority, and of all third-party consents and approvals, necessary or appropriate in connection with the making and performance by the Borrower of this Agreement and the Notes and the making and performance by each Guarantor of the Guaranty Agreement.

            (d) Corporate Documents. Certified copies of the estatutos sociales and other constitutive documents of the Borrower and each Guarantor, together with powers of attorney of the Borrower and each Guarantor, notarized by a Mexican notary public (including authority for actos de administracion and suscribir titulos de credito), authorizing the making and performance by it of this Agreement and the Notes, in the case of the Borrower, and the Guaranty Agreement, in the case of each Guarantor.

            (e) Incumbency Certificate. A certificate of the Borrower and each of the Guarantors as to the authority, incumbency and specimen signatures of the persons who have executed this Agreement, the Notes and the Guaranty Agreement, respectively, and any other documents in connection herewith on behalf of the Borrower and the Guarantors.

            (f)  Opinions of Counsel.

            (1) An opinion, dated the date hereof, of Carlos Diaz, General Counsel of the Borrower and the Guarantors, in substantially the form of Exhibit C hereto.

            (2) An opinion, dated the date hereof, of Clifford Chance Rogers & Wells LLP, special New York counsel to the Borrower and the Guarantors, in substantially the form of Exhibit D hereto.

                                Credit Agreement

            (3) An opinion, dated the date hereof, of Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent, in substantially the form of Exhibit E hereto.

            (4) An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit F hereto.

            (g) Process Agent Acceptance. (i) An instrument duly executed and delivered by the Process Agent dated on or prior to the date hereof pursuant to which it accepts its appointment as Process Agent hereunder and under the Guaranty Agreement and (ii) a notarized power of attorney of the Borrower and each Guarantor appointing such Process Agent, granted pursuant to Mexican law.

            (h) Notice of Borrowing. The Notice of Borrowing, complying with the terms of Section 4.05 hereof.

            (i) Fees. Evidence of payment by the Borrower of the fees then due and payable by the Borrower to the Administrative Agent and the Lead Arranger under Sections 2.03 and 11.03 hereof, provided, that if the Administrative Agent shall have received the Notice of Borrowing prior to or on the Closing Date and an irrevocable payment instruction directing the Administrative Agent to pay in full, from the proceeds of the Borrowing, all fees then due and payable, to the extent a statement of such fees shall have been submitted at least two Business Days prior to the Closing Date, such fees shall be paid in full from the proceeds of the Loans.

            (j) Other Documents. Such other documents as the Administrative Agent may reasonably request in connection with this Agreement and the transactions contemplated hereby.

            The Administrative Agent will promptly notify each Bank of the occurrence of the Closing Date.

            6.02 Conditions to Borrowing. The obligation of any Bank to make its Loan hereunder is subject to the further conditions precedent that:

             (a) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof the following statements shall be true:

            (1) no Default shall have occurred and be continuing;

            (2) the representations and warranties made by the Borrower in
      Section 7 hereof and by the Guarantors in the Guaranty Agreement shall be true on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date, or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date; and

                                Credit Agreement

            (b) no law, regulation or decree shall be applicable which in the opinion of any Bank restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby and there shall have occurred no material adverse change in the political, economic or financial condition of Mexico or in the market for loan or debt securities for Mexican borrowers;

            (c) the Drawdown Date shall be on or before the Commitment Termination Date; and

            (d) the Administrative Agent shall have received a Note payable to each Bank in accordance with Section 2.05.

            The Notice of Borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect that the conditions set forth in subclauses (1) and (2) of clause (a) of this Section 6.02 have been fulfilled (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the Drawdown Date, as of the Drawdown Date).

            SECTION 7. REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants to the Administrative Agent and the Banks that:

            7.01 Organization; Power and Authority. (a) Each of the Borrower and each Guarantor (i) is a corporation duly organized and validly existing under the laws of Mexico, (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect, (iv) has full power, authority and legal right to make and perform (in the case of the Borrower) this Agreement and the Notes and to borrow the Loans hereunder and to make and perform (in the case of each Guarantor) the Guaranty Agreement, (v) is in material compliance with all applicable laws and regulations and (vi) has good title to all its assets, free and clear of any Liens except for Permitted Encumbrances or as otherwise expressly permitted by this Agreement and the Guaranty Agreement.

            (b) Each Guarantor is a corporation duly organized and validly existing under the laws of Mexico and has full power, authority and legal right to make and perform the Guaranty Agreement.

            7.02 Due Authorization, Legality, Etc. The making and performance by the Borrower of this Agreement and the Notes and all other documents and instruments to be executed and delivered hereunder by the Borrower have been duly authorized by all necessary corporate action, and do not and will not contravene (a) the estatutos sociales of the Borrower, (b) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as now in effect, or (c) any material agreement, instrument or contractual restriction

                                Credit Agreement
binding on or affecting the Borrower or any of its Property, and do not and will not result in the imposition of any Lien on any Property of the Borrower. No part of the proceeds of the Loans will be used for the purpose (whether immediate, incidental or ultimate) of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (and no Indebtedness refinanced with the proceeds of the Loans will have been used to buy or carry any such "margin stock").

            7.03 No Additional Authorization Required. No license, consent, authorization or approval or other action by, or notice to or registration or filing with, any Governmental Authority, and no other third-party consent or approval, is necessary for the due execution, delivery and performance by the Borrower of this Agreement and the Notes or for the legality, validity or enforceability of this Agreement and the Notes.

            7.04 Legal Effect. This Agreement has been duly executed and delivered by the Borrower and is, and each Note when duly executed and delivered by the Borrower for value will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) as rights of acceleration, indemnification, contribution and the availability of equitable remedies may be limited by equitable principles of general applicability.

            7.05 Financial Statements. The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1998, and the related consolidated statements of income and retained earnings and statement of changes in financial position for the fiscal year ending on that date, each of which has heretofore been furnished to the Banks, are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date and the results of their respective operations for the fiscal year ending on said date, all in accordance with GAAP, and the Borrower and its Subsidiaries have no material contingent liabilities or material unusual forward or long-term commitments not disclosed therein. Since December 31, 1998, no event or circumstance has occurred that has had a Material Adverse Effect; and no material adverse change has occurred in the political, economic or financial condition of Mexico, or in the market for loans or debt securities of Mexican borrowers or issuers or which has impaired or will impair the ability of the Banks to fund their respective Loans, or might materially and adversely affect the ability of the Borrower to comply with its obligations hereunder and under the Notes or the ability of any Guarantor to comply with its obligations under the Guaranty Agreement.

            7.06 Ranking. The payment obligations of the Borrower hereunder are unconditional, unsecured and unsubordinated general obligations of the Borrower, and rank and will at all times rank at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Borrower, except that in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quotas, retirement fund quotas and secured obligations (to the extent of the value of the relevant collateral) will have priority over claims of the Administrative Agent and the Banks.

                                Credit Agreement

            7.07 No Actions or Proceedings. There are no legal or arbitral proceedings, or proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries that (either individually or in the aggregate) (a) could reasonably be expected to have a Material Adverse Effect or (b) purport to affect the legality, validity or enforceability of this Agreement, the Notes or the Guaranty Agreement.

            7.08 Commercial Activity; Absence of Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and the Notes and the making and performance of this Agreement and the Notes by the Borrower constitute private and commercial acts rather than public or governmental acts. The Borrower is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under this Agreement or the Notes.

            7.09 Taxes. There is no income, stamp or other tax, levy, assessment, impost, deduction, charge or withholding of any kind imposed by Mexico (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction, charge or withholding) either (a) on or by virtue of the execution or delivery of this Agreement, the Notes or the Guaranty Agreement or (b) on any payment to be made by the Borrower pursuant to this Agreement, the Notes or the Guaranty Agreement, other than any such tax, levy, assessment, impost, deduction, charge or withholding imposed on any Person as a result of such Person being organized under the laws of Mexico or by virtue of its having a permanent establishment in Mexico to which income under this Agreement and the Notes is attributable or its Applicable Lending Office being located in Mexico, except for withholding tax on payments by the Borrower or any Guarantor of interest and fees deemed to be interest to Banks that are not Mexican Banks. The Borrower has filed all tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP.

            7.10 Full Disclosure. There is no fact (other than matters of a general economic or political nature which do not affect the Borrower or any of its Subsidiaries uniquely) known to the Borrower that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

            7.11 Environmental Matters. The operations and Property of the Borrower and each of its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                Credit Agreement

            7.12 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7.13 Solvency. The Borrower is, and after giving effect to the making of the Loans and the use of proceeds thereof will be, Solvent.

            7.14 Year 2000. No Year 2000 Problem has occurred and the Borrower does not believe that any will occur.

            7.15 Legal Form. This Agreement is, and each Note when duly executed and delivered by the Borrower will be, in proper legal form under the laws of Mexico for the enforcement thereof against the Borrower under such law, and if this Agreement were stated to be governed by such law, it would constitute a legal, valid and binding obligation of the Borrower under such law, enforceable in accordance with its terms. All formalities required in Mexico for the validity and enforceability of this Agreement and the Notes have been accomplished, and no Covered Taxes are required to be paid and no notarization is required, for the validity and enforceability hereof or thereof, provided, that in the event any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings needs to be prepared by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents; and no Covered Taxes are required to be paid and no notarization is required for the validity and enforceability thereof.

            7.16 Liens. Schedule III hereto is a complete and correct list of each security interest granted by the Borrower and its Subsidiaries in connection with any Indebtedness as of the date hereof.

            7.17 Existing Agreements. Schedule IV hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof.

            7.18 Restrictive Agreement. Schedule V hereto is a complete and correct list of each indenture, agreement or other contractual arrangement to which the Borrower or any of its Subsidiaries is a party that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposing any condition upon, the declaration or payment of dividends or other distributions on any class of stock of any Subsidiary of the Borrower.

            SECTION 8. COVENANTS OF THE BORROWER The Borrower covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

                                Credit Agreement

            8.01 Corporate Existence. The Borrower will, and will cause each of its Subsidiaries to, (i) preserve and maintain its legal existence and (ii) preserve and maintain all of its material rights, privileges, licenses and franchises (provided, that nothing in this Section 8.01 shall prohibit any transaction expressly permitted under Section 8.09 below), except in the case of a Subsidiary of the Borrower (other than any Guarantor) where the failure to so preserve and maintain would not have a Materially Adverse Effect.

            8.02 Inspection of Property, Books and Records. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain appropriate books and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives of any Bank or the Administrative Agent, during normal business hours and as often as may reasonably be desired at their own cost and expense (provided, that if a Default has occurred and is continuing the Borrower shall indemnify each Bank and the Administrative Agent for such costs and expenses that are reasonable and, where possible, documented) and following reasonable notice, to examine, copy and make extracts from its books and records, to inspect any of its Property, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

            8.03 Compliance with Law. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including without limitation IMSS, INFONAVIT and SAR and all Environmental Laws and laws relating to social security) except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

            8.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of their respective material obligations and liabilities (including, without limitation, claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien) and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and where the failure to pay or discharge such tax, assessment, charge or levy would not result in a Material Adverse Effect.

            8.05 Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain all of its Property useful and necessary in the business conducted by the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted; and (b) maintain insurance with creditworthy insurance companies against such risks and in such amounts as are usually maintained or insured against in Mexico (or other relevant jurisdictions in which the Borrower or such Subsidiary (as applicable) conducts its operations) by other companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

                                Credit Agreement

            8.06 Governmental Authorizations. The Borrower will, and will cause each Guarantor to, promptly from time to time obtain or make and maintain in full force and effect all licenses, consents, authorizations and approvals of, and filings and registrations with, any Governmental Authority from time to time necessary under the laws of Mexico for the making and performance by the Borrower and the Guarantors of this Agreement, the Notes and the Guaranty Agreement, as the case may be.

            8.07 Reporting Requirements. The Borrower will provide to the Administrative Agent:

            (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, one copy for each Bank of:

            (a) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings, and statement of changes in financial position of the Borrower and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, with figures expressed in constant Pesos for such fiscal year, all reported on in conformity with GAAP consistently applied and with the unqualified opinion thereon of independent public accounts of recognized international standing; and

            (b) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings, and statement of changes in financial position of the Borrower and its Consolidated Subsidiaries for such fiscal year, with figures expressed in constant Pesos for such fiscal year (and together with each of these consolidated financial statements a certificate of a senior financial officer of the Borrower in substantially the form of Exhibit G hereto), all certified as to fairness of presentation and conformity with GAAP consistently applied by a senior financial officer of the Borrower,

            (ii) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Borrower, one copy for each Bank of:

            (a) an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of each such fiscal quarter and the related consolidated statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and retained earnings in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, and the consolidated statement of changes in financial position, with figures expressed in constant Pesos for such fiscal quarter, all certified as to fairness of presentation and conformity with GAAP by a senior financial officer of the Borrower; and

                                Credit Agreement

            (b) an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of each such fiscal quarter and the related unaudited consolidated statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the fiscal year ended at the end of such quarter, and the consolidated statement of changes in financial position, with figures expressed in constant Pesos for such fiscal quarter (and together with each of these consolidated financial statements a certificate of a senior financial officer of the Borrower in substantially the form of Exhibit G hereto), all certified as to fairness of presentation and conformity with GAAP by a senior financial officer of the Borrower,

            (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (x) setting forth in reasonable detail the calculations required to establish the Debt to EBITDA Ratio as of the last day of the most recently ended fiscal quarter of the Borrower and to establish whether the Borrower was in compliance with the requirements of Sections 8.20 to 8.24, inclusive, on the date of such financial statements, (y) listing each Material Subsidiary as of the date of such financial statements and (z) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto,

            (iv) simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent public accountants which reported on such statements (x) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (y) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (iii) above,

            (v) within five days after the chief financial officer, chief accounting officer or any other officer of the Borrower having responsibility for the administration of this Agreement obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto,

            (vi) at any time when securities of the Borrower are held by the public, promptly upon the delivery or filing thereof, copies of all reports that the Borrower delivers to any of its security holders, and copies of all reports and registration statements that the Borrower or any Guarantor files with the Securities and Exchange Commission of the United States or any national securities exchange,

            (vii) promptly upon the Borrower's creating or acquiring any Material Subsidiary or upon any of its Subsidiaries becoming a Material Subsidiary after the date hereof, notice thereof and a brief description of the circumstances under which such Material Subsidiary was created or acquired or otherwise became a Material Subsidiary,

            (viii) promptly upon the commencement of, or any material adverse development in, any litigation or proceeding against the Borrower or any of its Subsidiaries that could

                                Credit Agreement
reasonably be expected to have a Material Adverse Effect, notice thereof with a description thereof in reasonable detail,

            (ix) promptly after the occurrence thereof, written notice of (x) each Property Sale permitted by clause (ii) of the proviso to Section 8.10 hereof together with a certificate setting forth the Net Proceeds thereof and, if such is the case, the Indebtedness prepaid with such Net Proceeds and (y) the Offering, specifying the Net Proceeds thereof, and

            (x) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the reasonable request of any Bank, may reasonably request.

            8.08 Ranking. The Borrower will promptly take all actions as may be necessary to ensure that the payment obligations of the Borrower under this Agreement and the Notes will at all times constitute unconditional, unsecured and unsubordinated general obligations of the Borrower ranking at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Borrower (other than Indebtedness having priority by operation of law).

            8.09 Merger, Etc. The Borrower will not, and will not permit any of the Guarantors to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), provided, that nothing herein shall be deemed to prohibit the Borrower or any Guarantor from making any spin-off or any Guarantor from merging or consolidating with any other Guarantor or the Borrower, if after giving effect to such transaction no Default has occurred and is continuing, and provided further, that without limiting the foregoing proviso, if the Borrower or any Guarantor enters into any such merger or consolidation with a Subsidiary of the Borrower that is not a Guarantor, the Borrower or such Guarantor, as the case may be, shall be the surviving entity, or in the event that the Borrower or such Guarantor is not the surviving entity, the surviving entity shall be a Mexican corporation and shall have assumed the obligations of the Borrower or such Guarantor, as the case may be, with respect to this Agreement, the Notes and the Guaranty Agreement, pursuant to documentation (including without limitation appropriate legal opinions) in form and substance reasonably satisfactory to the Administrative Agent and the Banks.

            8.10 Property Sales. The Borrower will not, and will not permit any of its Subsidiaries to, make any sale, lease (pursuant to a capital or finance lease) or other disposition of any Property to any Person other than to the Borrower or any of its Subsidiaries, except any sale or lease of inventory for fair value in the ordinary course of business of the Borrower or such Subsidiary and disposition of worn-out or obsolete Property (any such non-excluded sale, lease or other disposition being herein called a "Property Sale"); provided, that this Section 8.10 shall not be deemed to prohibit Property Sales if and to the extent that (i) the Net Proceeds of any such Property Sale when added to the aggregate Net Proceeds of all other Property Sales consummated within the same fiscal year of the Borrower do not exceed $10,000,000 or (ii) the Net Proceeds of each such Property Sales in excess of said amount are applied within 180 days after the consummation of such Property Sale to prepay Indebtedness of the Borrower or any

                                Credit Agreement

Subsidiary thereof or to acquire or construct similar Property which shall be used in the ordinary course of the business of the Borrower or such Subsidiary.

            8.11 Negative Pledge. The Borrower will not and will not permit any of its Subsidiaries to create, assume or suffer to exist any Lien on any Property (including, without limitation, any shares of the capital stock or other securities of any Subsidiary of the Borrower) now owned or hereafter acquired by it, except:

            (a) Liens existing on the date of this Agreement and described on
Schedule III hereto;

            (b) Permitted Encumbrances;

            (c) Liens which arise pursuant to a final judgment or judgments not in excess of $5,000,000 in the aggregate for the payment of money if discharged within 30 days or fully bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment;

            (d) any Lien existing on any Property of any corporation at the time such corporation becomes a Subsidiary of the Borrower and not created in contemplation of such event;

            (e) any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided, that such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

            (f) any Lien on any Property, including real property, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of constructing such Property or improvements on or of any such real property;

            (g) any Lien on any Property of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or any of its Subsidiaries and not created in contemplation of such event;

            (h) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any of its Subsidiaries and not created in contemplation of such acquisition;

            (i) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided, that such Indebtedness is not increased and is not secured by any additional Property;

            (j) any Lien which secures Indebtedness owing by a Subsidiary of the Borrower to the Borrower or by the Borrower to any of its Subsidiaries; and

                                Credit Agreement

            (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness outstanding at any time in an aggregate principal or face amount not exceeding $25,000,000.

            8.12 Transactions With Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with an Affiliate of the Borrower or such Subsidiary, except upon commercially reasonable terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those which might be obtained in a comparable arm's length transaction at the time from a Person which is not such an Affiliate of the Borrower or such Subsidiary.

            8.13 Line of Business. The Borrower will not, and will not permit any of its Subsidiaries to, make any material change in the nature of its business as conducted on the date hereof.

            8.14 Ownership of Material Subsidiaries. The Borrower shall at all times maintain, directly or indirectly, ownership (beneficially and of record) and control of a majority of the Voting Stock of each Guarantor and Material Subsidiary, provided, that this Section 8.14 shall not be construed to restrict any transaction expressly permitted by Section 8.09 or 8.10 hereof.

            8.15 Guarantors. (a) The Borrower shall assure that each Person that, at any time after the date hereof, becomes a Material Subsidiary, shall become a Guarantor pursuant to the procedure set forth in Section 8.15(c) hereof.

            (b) The Borrower shall assure that the Guarantors, collectively, account for (i) at least 85% of the total sales of the Borrower and its Consolidated Subsidiaries on a consolidated basis for each fiscal quarter of the Borrower, (ii) at least 80% of the EBITDA of the Borrower and its Consolidated Subsidiaries on a consolidated basis for each fiscal quarter of the Borrower and
(iii) at least 90% of the total assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis as at the last day of each fiscal quarter of the Borrower, all determined in accordance with GAAP; provided, that, if at the end of any fiscal quarter of the Borrower, the Borrower is not in compliance with the requirements of this clause (b), the Borrower shall assure that one or more Subsidiaries acceptable to the Administrative Agent shall become Guarantors pursuant to the procedure set forth in Section 8.15(c) hereof so that had all such Subsidiaries been Guarantors throughout such recently ended fiscal quarter, the Borrower would have been in compliance with the requirements of this clause
(b) at the end of such fiscal quarter.

            (c) The Borrower shall assure that each Person who is required to become a Guarantor pursuant to the immediately preceding clauses (a) and (b) shall, before the end of the fiscal quarter immediately following the then most recently ended fiscal quarter of the Borrower, execute and deliver to the Administrative Agent, with one copy for each Bank, an instrument by which such Person accedes to and becomes a party to the Guaranty Agreement for all purposes hereof and thereof in substantially the form of Exhibit H hereto, and the Borrower agrees to cause such Person to (i) deliver to the Administrative Agent simultaneously with the execution and delivery of each such instrument (a) such evidence as the Administrative Agent may

                                Credit Agreement
reasonably require (including without limitation appropriate corporate documentation, resolutions and legal opinions) as to the due organization and authorization of such Person and the legality, validity, binding effect and enforceability of such instrument and of the Guaranty Agreement as modified thereby and (b) a certificate of a senior financial officer of the Borrower in substantially the form of Exhibit G hereto setting forth the calculations required thereby for such then most recently ended fiscal quarter of the Borrower and including the calculations for all Persons who have become parties to the Guaranty Agreement pursuant to this Section during such immediately following fiscal quarter of the Borrower as if such Persons were Guarantors during such then most recently ended fiscal quarter and (ii) aval to each of the Notes.

            8.16 Accounting Changes. The Borrower will not make or allow, or permit any of its Subsidiaries to make or allow, any material change in accounting policies or reporting practices, except as required to comply with, or permitted by, GAAP.

            8.17 Year 2000. Promptly at the request of the Administrative Agent or any Bank from time to time, the Borrower shall provide the Administrative Agent or such Bank, as the case may be, with a certificate or management statement reasonably acceptable to the Administrative Agent or such Bank, as the case may be, as to the absence of a Year 2000 Problem.

            8.18 Certain Restrictions on Dividends. The Borrower will not permit any of its Subsidiaries to enter into, create, assume or suffer to exist any indenture, agreement or other contractual arrangement (except as disclosed in Schedule V hereto) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes any condition upon, the declaration or payment of Dividends to the Borrower other than as expressly permitted under this Agreement.

            8.19 Use of Proceeds The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 2.01(b) hereof (in each case in compliance with all applicable legal and regulatory requirements); provided, that neither the Administrative Agent nor any Bank will have responsibility as to the use of any such proceeds.

            8.20 Leverage Maintenance Test. The Borrower will not permit the Debt to EBITDA Ratio at any time to be higher than (i) 4.50 to 1.00 during the first Annual Period, (ii) 4.00 to 1.00 during the second Annual Period, (iii)
3.75 to 1.00 during the third Annual Period or (iv) 3.50 to 1.00 thereafter.

            8.21 Leverage Incurrence Test. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, create, incur or assume any Indebtedness of the kinds described in clauses (a), (c), (e) or, to the extent relating to Indebtedness of such kinds, (h) or (i) of the definition of Indebtedness, or declare or pay Dividends (other than a Dividend declaration or payment by a Subsidiary to the Borrower), if at the time of such creation, incurrence, assumption, declaration, payment or distribution thereof and after giving effect thereto the Debt to EBITDA Ratio would exceed (i) 4.25 to 1.00 during the first Annual Period, (ii) 3.75 to 1.00 during the second Annual Period, (iii) 3.50 to 1.00 during the third Annual Period or (iv) 3.25 to 1.00 thereafter.

                                Credit Agreement

            8.22 Interest Coverage Maintenance Test. The Borrower will not permit the Interest Coverage Ratio to be less than (i) 2.25 to 1.00 for any period of four consecutive fiscal quarters of the Borrower ending in the first Annual Period, (ii) 2.50 to 1.00 for any such period ending in the second Annual Period, (iii) 2.75 to 1.00 for any such period ending in the third Annual Period, or (iv) 3.00 to 1.00 for any such period thereafter.

            8.23 Fixed Charge Coverage Maintenance Test. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four concluded and consecutive fiscal quarters of the Borrower to be less than 1.10 to 1.00.

            8.24 Net Worth. The Borrower will not permit Net Worth to be at any time less than 80% of Net Worth as of December 31, 1998, computed in constant Pesos as of such date.

            SECTION 9. EVENTS OF DEFAULT If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) The Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default for three Business Days in the payment of any interest on any Loan or any other amount whatsoever payable hereunder; or

            (b) The Borrower shall default in the observance or performance of any of its obligations contained in Sections 8.01, 8.07(v), 8.09, 8.10, 8.11, 8.12, 8.13, 8.14, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23 or 8.24; or the Borrower
shall default in the observance or performance of any other provision of Section 8 and such default in respect of such other provision shall remain unremedied for a period of 30 days or more.

            (c) The Borrower shall default in the observance or performance of its obligations hereunder (other than as provided in clauses (a) and (b) above) or any Guarantor shall default in the observance or performance of any of its obligations under the Guaranty Agreement, and such default shall continue unremedied for a period of 30 or more days after written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Bank; or

            (d) The Borrower or any Guarantor shall default in the payment of any principal of or interest on any other Indebtedness (whether at stated maturity or by reason of mandatory or optional prepayment or otherwise) having an aggregate outstanding principal amount of $10,000,000 or more ("Material Debt"), or any default or event of default shall occur under any agreement or instrument evidencing or relating to such Material Debt if the effect thereof is to accelerate the maturity thereof or to permit the holder or holders of such Material Debt, or an agent or trustee on its or their behalf, to accelerate the maturity thereof or to require the mandatory prepayment or redemption thereof; or

            (e) Any representation, warranty or certification made herein by the Borrower or in the Guaranty Agreement by any Guarantor, or in any certificate, financial statement or other document furnished to any Bank or the Administrative Agent pursuant to the provisions hereof,

                                Credit Agreement
shall prove to have been incorrect or misleading in any material respect when made or deemed to be made; or

            (f) The Borrower or any Guarantor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (g) The Borrower or any Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, sindico, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, suspension of payments, reorganization, liquidation, dissolution, arrangement, winding-up or composition or readjustment of debts or (iv) take any corporate action for the purpose of effecting any of the foregoing; or

            (h) A proceeding or case shall be commenced against the Borrower or any Guarantor, without its application or consent, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, winding-up or composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, sindico, trustee, examiner, liquidator or the like of it or of all or any substantial part of its property or (iii) similar relief in respect of it under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of its debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more days or a declaration of bankruptcy shall be entered against the Borrower or any Guarantor under the Mexican federal bankruptcy laws as now or hereafter in effect; or

            (i) Any writ, execution, attachment or similar process shall be levied against all or any substantial part of the Property of the Borrower or any Guarantor in connection with any judgment exceeding $10,000,000 (or its equivalent in any other currency) and shall remain unsatisfied, undischarged and in effect for a period of 60 consecutive days without a stay of execution, unless the same is adequately bonded or is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against such Property; or the Borrower or any Guarantor shall fail to pay when due to social security, INFONAVIT, IMSS or SAR any amount or amounts aggregating $10,000,000 or more (or the equivalent in any other currency) unless the same is adequately bonded or is being contested by appropriate proceedings properly instituted and diligently conducted; or

            (j) (i) Any Mexican Governmental Authority shall impose exchange controls affecting the making of payments in Dollars in respect of Indebtedness; or (ii) any Mexican Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of the Borrower or any of the Material Subsidiaries (with or without the payment of compensation), if such action referred to in this clause (ii) results in a Material Adverse Effect; or (iii) any action is taken by a Mexican Governmental Authority, including without limitation the declaration of a moratorium on payment of any Indebtedness, that has a material adverse effect on (w) the likelihood of repayment of the Loans, (x) the

                                Credit Agreement
schedule of payments of the Borrower hereunder or under the Notes, (y) the currency in which the Loans may be repaid or (z) the availability of Dollars; or

            (k) A Change in Control shall occur or the Borrower shall change its corporate structure except as expressly permitted by Section 8.09 hereof; or

            (l) Any license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any of the Guarantors to comply with any of its material obligations under this Agreement and the Notes (in the case of the Borrower) or the Guaranty Agreement (in the case of the Guarantors) shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial, in the reasonable opinion of the Majority Banks, to the interests of the Banks hereunder for a period of 60 or more days after written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Bank; or

            (m) Any of this Agreement, the Notes or the Guaranty Agreement becomes unenforceable or the performance of the obligations of the Borrower or any Guarantor thereunder becomes illegal;

THEREUPON: in any such event, (1) the Administrative Agent shall, upon request of the Majority Banks, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate and/or
(2) the Administrative Agent shall, upon request of the Majority Banks, by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Borrower hereunder (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower (provided, that in the case of an Event of Default of the kind described in clauses (g) and (h) above with respect to the Borrower, the Commitments shall forthwith automatically terminate and the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable hereunder shall automatically forthwith become due and payable).

            SECTION 10.  THE ADMINISTRATIVE AGENT

            10.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

                                Credit Agreement

            (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Guaranty Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the Guaranty Agreement or any other document referred to or provided for herein or for any failure by the Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall not commence an action or proceeding on behalf of any Bank without obtaining the consent of such Bank thereto; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Notes or the Guaranty Agreement or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or wilful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith (except for their gross negligence or wilful misconduct).

            10.02 Reliance by Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

            10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a failure to make a payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

                                Credit Agreement

            10.04 Rights and Obligations as a Bank. With respect to its Commitment and the Loans made by it, Citibank, N.A. (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights, powers and obligations hereunder as any other Bank and may exercise such rights and powers as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Citibank, N.A. (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower and its Subsidiaries as if it were not acting as the Administrative Agent, and Citibank, N.A. (and any such successor) and its Affiliates may accept fees and other consideration from the Borrower and said other Persons for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

            10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrower under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or the Guaranty Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 hereof, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof, provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the party to be indemnified.

            10.06 Non-Reliance on Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or the Lead Arranger or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantors and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Notes and the Guaranty Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or the Notes, by the Guarantors of the Guaranty Agreement or by the Borrower or the Guarantors of any other document referred to or provided for herein or to inspect the Property or books of the Borrower or the Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs,

                                Credit Agreement

Credit Agreement financial condition or business of the Borrower or any Guarantor that may come into the possession of the Administrative Agent or any of its Affiliates.

            10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be approved by the Borrower (such approval not to be unreasonably withheld). Such successor Administrative Agent shall be a bank that has an office in New York, New York, shall be registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law, and shall have a combined capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank that has an office in New York, New York, shall be registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law, and shall have a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the Guaranty Agreement. Notwithstanding the foregoing, no removal of the Administrative Agent shall be effective until all amounts then due and owing to the removed Administrative Agent shall be paid in full. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            10.09 The Lead Arranger. The Lead Arranger, in its capacity as such, shall have no obligations, duties or liabilities whatsoever under this Agreement, the Notes or the Guaranty Agreement.

            SECTION 11.  MISCELLANEOUS

            11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any

                                Credit Agreement
single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopy or mailed notice, upon receipt, in each case given or addressed as aforesaid.

            11.03 Expenses, Etc. The Borrower agrees to pay or reimburse (a) each of the Administrative Agent and the Lead Arranger for all of its reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, and of Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent, and printing, reproduction, document delivery, communication and travel costs) in connection with the syndication, negotiation, preparation, execution and delivery of this Agreement and the Guaranty Agreement and the making of the Loans hereunder (subject to such limit as has heretofore been agreed in writing) and (b) each of the Administrative Agent, the Lead Arranger, and the Banks for all of their reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of legal counsel) in connection with the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement, the Notes and the Guaranty Agreement and the other documents referred to herein (whether or not consummated) and any enforcement or collection proceedings resulting from the occurrence of an Event of Default hereunder.

            The Borrower hereby indemnifies the Administrative Agent, the Lead Arranger and the Banks and their respective directors, officers, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs and expenses of any kind (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement, any Note or the Guaranty Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability, obligation, penalty, action, judgment, suit, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from

                                Credit Agreement
such Indemnified Party's gross negligence or wilful misconduct.

            11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Banks, or by the Borrower and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks, provided, that (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks (i) increase or extend the term of any of the Commitments, (ii) extend the date fixed for the prepayment or payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the terms of this Section 11.04, (vi) modify Section 2.01 of the Guaranty Agreement or release any Guarantor from its obligations under the Guaranty Agreement,
(vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof; and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent. This Agreement and the Notes and the other documents referred to herein shall constitute the entire agreement with respect to the subject matter hereof and thereof.

            11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            11.06  Assignments and Participations.

            (a) The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of all of the Banks and the Administrative Agent.

            (b) Each Bank may, in accordance with applicable law, with the prior written consent of the Administrative Agent (which consent, in each case, shall not be unreasonably withheld) and without prejudice to Section 5.05(i) hereof, assign its Loan and its Commitment or any portion thereof to any bank or financial institution (each an "Assignee"), provided, that

            (i) except to the extent the Administrative Agent shall otherwise consent, any such partial assignment shall be in an amount at least equal to $2,000,000 or in an integral multiple of $1,000,000 in excess thereof; and

            (ii) each such Assignee (other than a Mexican Bank) must be registered as a "Foreign Financial Institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law and be resident of (or the main office of such financial institution, if acting through a branch or an agency that is a resident of) a jurisdiction that is party to a treaty for the avoidance of double taxation with Mexico;

                                Credit Agreement
provided further, that no such consent should be required in the case of an assignment by any Bank (x) to an Affiliate of such Bank, (y) to another Bank or
(z) at any time when an Event of Default has occurred and is continuing. Upon execution and delivery by the assignor and the assignee to the Borrower and the Administrative Agent of a notice of such assignment, and upon consent thereto by the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loan (or portion thereof) assigned to it and specified in such notice of assignment (in addition to the Commitment and Loan, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon its receipt of a notice of assignment executed by an assigning Bank and an assignee together with payment by the assigning Bank of an administrative fee of $3,000, the Administrative Agent shall (i) promptly accept such notice of assignment, (ii) on the effective date determined pursuant thereto record the information contained therein in the Register (as hereinafter defined) and give notice of such acceptance and recordation to the Banks and the Borrower and (iii) request by notice to the Borrower, that the Borrower issue a replacement Note in favor of (x) the assigning Bank, if such assigning Bank is assigning less than its full Commitment, and (y) the Assignee. The Borrower shall not be obligated to pay to any Assignee any amount under Section 5.01 or
Section 5.05 that is greater than the amount the Borrower would have had to pay to such assigning Bank had no assignment been made by such assigning Bank unless the circumstances giving rise to such greater amount did not exist at the time such assignment was made.

            (c) The Administrative Agent shall maintain at the address of the Administrative Agent referred to in Section 11.02 hereof a copy of each notice of assignment delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amounts of the Loans owing to, each Bank from time to time. The Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligations hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (d) A Bank may, in accordance with applicable law, sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of the Loan held by it, or in its Commitment, provided, that such Participant shall not have any rights or obligations under this Agreement (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Section 5 hereof in respect of the Loan held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except

                                Credit Agreement
that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest or, change the definition of "Majority Banks" or (vi) release any Guarantor from its obligations under the Guaranty Agreement.

            (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice or consent of the Borrower, the Administrative Agent or any other Bank and without payment of any fee) assign and pledge all or any portion of its Loan or Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

            (f) A Bank may furnish any information concerning the Borrower and its Subsidiaries obtained by such Bank hereunder from time to time to assignees and participants (including prospective assignees and participants), subject to
Section 11.17 hereof.

            11.07 Survival. The obligations of the Borrower under Sections 5.01, 5.04, 5.05 and 11.03 hereof, and the obligations of the Banks under Section
10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Bank that assigns any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty.

            11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

            11.11 Jurisdiction, Service of Process and Venue.

            (a) Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement or the Notes or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the

                                Credit Agreement

Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

            (b) The Borrower hereby irrevocably appoints National Registered Agents, Inc., in New York, New York (the "Process Agent"), with an office on the date hereof at 440 9th Avenue, 5th Floor, New York, NY 10001, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of the Borrower and its Property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and the Borrower agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable as long as the Loans are outstanding, except that if for any reason the Process Agent appointed hereby ceases to act as such, the Borrower will, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan, New York as such Process Agent subject to the approval of the Administrative Agent. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. The Borrower covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section in full force and effect and to cause the Process Agent to act as such.

            (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Bank to serve any such process or summons in any other manner permitted by applicable law.

            (d) The Borrower hereby irrevocably waives, to the extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes brought in the United States District Court for the Southern District of New York or in any New York State Court sitting in the Borough of Manhattan, New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Borrower is or may be subject, by suit upon judgment.

            11.12 Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                Credit Agreement

            11.13 Waiver of Immunity. To the extent that the Borrower may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the Notes.

            11.14 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York is of the essence, and the obligations of the Borrower under this Agreement and the Notes to each Bank and the Administrative Agent to make payment in Dollars shall not be discharged or satisfied by any currency or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency, such Bank or the Administrative Agent may in accordance with normal banking procedures purchase Dollars in the amount originally due to such Bank or the Administrative Agent with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section
11.14 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars in New York, New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder (in this Section
11.14 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York, New York with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

            11.15 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English language translation thereof. In the case of any document originally issued in a language other than the English language, the English language translation of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

            11.16 No Fiduciary Relationship. The Borrower acknowledges that neither the Administrative Agent nor the Lead Arranger nor any Bank has any fiduciary relationship with, or

                                Credit Agreement
fiduciary duty to, the Borrower or any Guarantor arising out of or in connection with this Agreement, the Notes or the Guaranty Agreement, and the relationship between (i) the Administrative Agent and the Banks, on the one hand, and (ii) the Borrower and the Guarantors, on the other, in connection herewith or therewith is solely that of creditor and debtor. None of this Agreement, the Notes or the Guaranty Agreement create a joint venture among the parties.

            11.17 Confidentiality. Each of the Administrative Agent and the Banks agrees that it will not, without the prior written consent of the Borrower (which shall not be unreasonably withheld), disclose (other than to its Affiliates and to its and its Affiliates' directors, employees, auditors and counsel, in each case, only to the extent necessary for the Administrative Agent's or such Bank's administration and enforcement of this Agreement, any Note or the Guaranty Agreement) any Confidential Information with respect to the Borrower furnished to it under this Agreement, except (i) as may be required to comply with any applicable law or regulation or pursuant to legal process or otherwise as required in connection with litigation (and the Administrative Agent and each Bank agrees that it will, to the extent reasonably practicable and if permitted by applicable law and regulation, give the Borrower prior written notice of such disclosure reasonably sufficient to permit the Borrower to contest such disclosure), (ii) in accordance with any ruling or regulatory practice of any bank regulatory agency, (iii) to a proposed assignee or participant permitted under Section 11.06 (provided, that such proposed assignee or participant agrees to be bound by the provisions of this Section 11.17 by a confidentiality agreement in form and substance reasonably satisfactory to the Borrower) and (iv) in connection with the Administrative Agent's or any Bank's enforcement of its rights hereunder or under any Note or the Guaranty Agreement after an Event of Default has occurred and is continuing.

            11.18 Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    COPAMEX, S.A. DE C.V.


                                    By /s/ [ILLEGIBLE]
                                      ----------------------------
                                      Name:
                                      Title:

                                    Address for Notices:

                                    Copamex, S.A. de C.V.
                                    Montes Apalaches #101
                                    Residencial San Agustin
                                    C.P. 66260 Garza Garcia, N.L.
                                    Mexico

                                Credit Agreement

                                    CITIBANK, N.A.,
                                      as Administrative Agent


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Mario F. Espinosa
                                      Title: Vice President
                                             Global Loans

                                    Address for Notices:
                                    Two Penn's Way
                                    2nd Floor
                                    New Castle, DE 19720, USA

                                    Attention:  Nina Qureshi
                                    Telecopier:  302-894-6120
                                    Telephone:  302-894-6026

                                Credit Agreement

                                    BANKS

                                    CITIBANK, N.A.


                                    By /s/ [ILLEGIBLE]
                                      --------------------------
                                      Name:  Pedro Cedillo
                                      Title:

                                    Lending Office:
                                    Av. Roble 701
                                    Edificio Valburmex Piso 5
                                    Col. Valle del Campestre
                                    Garza Garcia, Nuevo Leon, Mexico
                                    C.P. 66260

                                    Attention: Julio Alvarez / Myrthala Cantu
                                    Telecopier: 528-399-4238
                                    Telephone: 528-399-4230/4227

                                    Address for Notices:
                                    Av. Roble 701
                                    Edificio Valburmex Piso 5
                                    Col. Valle del Campestre
                                    Garza Garcia, Nuevo Leon, Mexico
                                    C.P. 66260

                                    Attention: Julio Alvarez / Myrthala Cantu
                                    Telecopier: 528-399-4238
                                    Telephone: 528-399-4230/4227

                                Credit Agreement

                                    UBS AG, STAMFORD BRANCH


                                    By   /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Roman K. Edelmann
                                      Title: Director

                                    By   /s/ Dorothy Mckinley
                                      ---------------------------
                                      Name:  Dorothy Mckinley
                                      Title: Associate Director
                                             Loan Portfolio Support

                                    Lending Office:
                                    677 Washington Blvd.
                                    Stamford, CT 06901

                                    Address for Notices:
                                    677 Washington Blvd.
                                    Stamford, CT 06901

                                    Attention:  Philip Fitzgerald
                                    Telecopier:  203-719-4176
                                    Telephone:  203-719-5993


                                Credit Agreement

                                    BANCA SERFIN, S.A., INSTITUCION DE
                                    BANCA MULTIPLE, GRUPO FINANCIERO
                                    SERFIN, NASSAU, BAHAMAS BRANCH


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Gerardo Abramo Martinez
                                      Title: Marketing
                                             Vice President
                                             Corporate Finance

                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Hector Trevino Gonzalez
                                      Title: Legal Counsel

                                    Lending Office:
                                    399 Park Avenue, 37th Floor
                                    New York, NY 10022

                                    Address for Notices:
                                    Blvd. Antonio L. Rodriguez #1884 Pte.
                                    Piso 12 Col. Santa Maria
                                    Monterrey, Nuevo Leon, Mexico, 64650

                                    Attention:  Rodolfo Lozano
                                    Telecopier:  011-528-151-09-70
                                    Telephone:  011-528-151-09-58


                                Credit Agreement

                                    LEONIA CORPORATE BANK PLC


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Jukka Hakklla
                                      Title: Senior Vice President

                                    Lending Office:
                                    Etelaesplanadi 8
                                    FIN-0007, Helsinki, Finland

                                    Address for Notices:
                                    Etelaesplanadi 8
                                    FIN-0007, Helsinki, Finland

                                    Attention:  Mervi Pitkaniitty
                                    Telecopier:  011-358-204-257-344
                                    Telephone:  011-358-204-255-686


                                Credit Agreement

                                    COOPERATIEVE CENTRALE RAIFFEISEN
                                    BOERENLEENBANK B.A., "RABOBANK
                                    INTERNATIONAL", NEW YORK BRANCH


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  W. Jeffrey Vollack
                                      Title: Senior Credit Officer
                                             Senior Vice President


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Caroline M. Hastings
                                      Title: Vice President

                                    Lending Office:
                                    245 Park Avenue
                                    New York, NY 10167

                                    Address for Notices:
                                    10 Exchange Plac, 16th Floor
                                    Jersey City, NJ 07302-3913

                                    Attention:  Annette Benton
                                    Telecopier:  201-499-5328
                                    Telephone:  201-499-5321


                                Credit Agreement

                                    BANCOMER, S.A. , INSTITUCION DE BANCA
                                    MULTIPLE, GRUPO FINANCIERO BANCOMER


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Pedro Lamberton Torres
                                      Title: Managing Director
                                             Corporate Banking

                                    Lending Office:
                                    Insurgentes Sur 1811, Edif. Torre Platino
                                    Mexico, D.F. 01020

                                    Address for Notices:
                                    Diagonal Sta. Engracia 221
                                    Col. Lomas de San Francisco
                                    Monterrey, N.L. Mexico 64710

                                    Attention:  Hernan Garza Trevino
                                    Telecopier:  011-528-368-67-59
                                    Telephone:  011-528-368-67-34

                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Jesus Tueme Pedraza
                                      Title: Managing Director
                                             Corporate Banking

                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Sergio Del Rio Herrera
                                      Title: Director
                                             Corporate Banking

                                Credit Agreement

                                    EXPORT DEVELOPMENT CORPORATION


                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  Carol Burlock
                                      Title: Financial Services MGR.

                                    By /s/ [ILLEGIBLE]
                                      ---------------------------
                                      Name:  [ILLEGIBLE]
                                      Title: FSM

                                    Lending Office:
                                    151 O'Connor
                                    Ottawa, Ontario K1A 1K3

                                    Address for Notices:
                                    151 O'Connor
                                    Ottawa, Ontario K1A 1K3

                                    Attention:  Carol Smith
                                    Telecopier:  613-598-2514
                                    Telephone:  613-598-6629

                                Credit Agreement

                                    BANCO NACIONAL DE MEXICO, S.A.,
                                    INSTITUCION DE BANCA MULTIPLE, GRUPO
                                    FINANCIERO BANAMEX

                                    By /s/ [ILLEGIBLE]
                                      -------------------------
                                      Name:  Max Avila
                                      Title: VP & Deputy General Manager

                                    By /s/ [ILLEGIBLE]
                                      -------------------------
                                      Name:  James E. Owens
                                      Title: Attorney-in-Fact

                                    Lending Office:
                                    767 Fifth Avenue, 8th Floor
                                    New York, NY 10153

                                    Address for Notices:
                                    767 Fifth Avenue
                                    New York, NY 10153

                                    Attention:  Patricia Carter
                                    Telecopier:  212-303-1493
                                    Telephone:  212-303-1480


                                Credit Agreement

                                                                      SCHEDULE 1

                                   COMMITMENTS

Party                                       Title                           Commitment (if applicable)
Salomon Smith Barney Inc.                   Lead Arranger                   N/A

Citibank, N.A                               Administrative Agent and Bank   $20,000,000

Banco Nacional de Mexico, S.A               Arranger and Bank               $20,000,000

Cooperatieve Centrale Raiffeisen
Boerenleenbank                              Arranger and Bank               $20,000,000
B.A. "Rabobank International",
New York Branch

Bancomer, S.A                               Arranger and Bank               $20,000,000

Banca Serfin, S.A., Institucion
de Banca Multiple, Grupo Financiero         Co-Arranger and Bank            $15,000,000
Serfin through its
Nassau, Bahamas Branch

Export Development Corporation              Co-Arranger and Bank            $15,000,000

Leonia Corporate Bank, plc                  Lead Manager and Bank           $10,000,000

UBS AG, Stamford Branch                     Lead Manager and Bank           $10,000,000

        TOTAL                                                               $130,000,000

                                Credit Agreement

                                                                     SCHEDULE II

                           FORM OF NOTICE OF BORROWING

Citibank, N.A., as Administrative Agent
for the Banks that are parties
to the Credit Agreement referred to below

                                                         ________________, 2000

Ladies and Gentlemen:

            The undersigned, Copamex, S.A. de C.V., a Mexican corporation, refers to the Credit Agreement, dated as of March 13, 2000 (as amended, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, and Citibank, N.A., as Administrative Agent for the Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby wishes to borrow under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02 of the Credit Agreement:

      (i) The Business Day of the Proposed Borrowing is __________, 2000.

      (ii) The aggregate amount of the Proposed Borrowing is $_________.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) no Default shall have occurred and be continuing;

            (B) the representations and warranties contained in Section 7 of the Credit Agreement and by the Guarantors in the Guaranty Agreement are true, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of each such date, or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date;

            (C) as of the date hereof, no law, regulation or decree is applicable which will restrain, prevent or impose materially adverse conditions upon the transactions contemplated by the Credit Agreement, and since March 13, 2000, no material adverse change in the political, economic or financial condition of Mexico or in the market for loan or debt securities for Mexican borrowers has occurred; and

                          Form of Notice of Borrowing

            (D) the date for the Proposed Borrowing identified above is on or before the Commitment Termination Date.

                                        Very truly yours,

                                        COPAMEX, S.A. DE C.V.


                                        By___________________________
                                          Name:
                                          Title:

                               Existing Agreements

                                                                    SCHEDULE III

                                 EXISTING LIENS

RATE     9.366                      GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000- GUARANTEE-FIXED ASSETS
 NO.     BANK                  COMPANY                               AMOUNT DLLS
                                                                            OUTSTANDING
 1      BANAMEX            INDUSTRIAL PAPELERA MEXICANA S.A. DE C.V.      182,750.00

 2      BANAMEX            INDUSTRIAL PAPELERA MEXICANA S.A. DE C.V.      188,700.00

 3      BANAMEX            INDUSTRIAL PAPELERA MEXICANA S.A. DE C.V.      182,750.00

 4      BANAMEX            INDUSTRIAL PAPELERA MEXICANA S.A. DE C.V.      639,200.00

 5      BANCOMER           SACOS Y ENVASES INDUSTRIALES,S.A. DE C.V.    1,530,209.79

 6      BANAMEX            INDUSTRIAL PAPELERA MEXICANA S.A. DE C.V.    3,477,758.83

 7      BANAMEX            PAPELES HIGIENICOS DE MEXICO,S.A. DE C.V.      586,517.75

 8      I.B.C.             MASTER FIBERS                                1,065,853.91

 9      SYNDICATED         INDUSTRIAS UNIDAS DE CENTROAMERICA S.A.        532,500.00

 10     B. AMER. CENTR.    INDUSTRIAS UNIDAS DE CENTROAMERICA S.A.         52,499.00

           TOTAL GRUPO                                                  8,438,739.28

RATE     9.366                                          EXISTING LIENS
 NO.     BANK                        TYPE OF GUARANTEE                 ORIGINAL           DUE
                                                                        DATE             DATE
 1      BANAMEX          MACHINERY FOR CONVERSION TISSUE PAPER         3-May-95       3-May-00

 2      BANAMEX          MACHINERY FOR CONVERSION NAPKINS              3-May-95       3-May-00

 3      BANAMEX          MACHINERY FOR CONVERSION TISSUE PAPER        30-May-95      30-May-00

 4      BANAMEX          MACHINERY TO PRODUCE TISSUE PAPER            28-Jun-95      28-Jun-00

 5      BANCOMER         EQUIP. TO PRODUCE MULTI-WALL PAPER BAGS      20-Mar-96      28-Feb-02

 6      BANAMEX          EQUIPMENT TO PRODUCE DE-INKED PULP            7-May-98      15-Apr-03

 7      BANAMEX          EQUIPMENT TO PRODUCE DE-INKED PULP            7-May-98      15-Apr-03

 8      I.B.C.           LAND                                         21-Mar-96      20-Mar-06

 9      SYNDICATED       LAND.BUILDING,AND PART OF MACHINERY          21-Mar-96      20-Mar-06

 10     B. AMER. CENTR.  PACKAGING MACHINE AND FINISHED GOODS         21-Mar-96      20-Mar-06

                               Existing Agreement

                                                                    SCHEDULE III

                                 EXISTING LIENS

------------------------------------------------------------------------------------------------------------------------
RATE     9.366                  GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000- GUARANTEE-FIXED ASSETS
------------------------------------------------------------------------------------------------------------------------
 NO.      BANK             COMPANY               AMOUNT DLLS   TYPE OF GUARANTEE                      ORIGINAL   DUE
                                                 OUTSTANDING                                           DATE      DATE
------------------------------------------------------------------------------------------------------------------------
  1    BANAMEX    INDUSTRIAL PAPELERA MEXICANA    182,750.00  MACHINERY FOR CONVERSION TISSUE PAPER    3-May-95 3-May-00
                  S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  2    BANAMEX    INDUSTRIAL PAPELERA MEXICANA    188,700.00  MACHINERY FOR CONVERSION NAPKINS         3-May-95 3-May-00
                  S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  3    BANAMEX    INDUSTRIAL PAPELERA MEXICANA    182,750.00  MACHINERY FOR CONVERSION TISSUE PAPER   30-May-95 30-May-00
                  S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  4    BANAMEX    INDUSTRIAL PAPELERA MEXICANA    639,200.00  MACHINERY TO PRODUCE TISSUE PAPER       28-Jun-95 28-Jun-00
                  S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  5    BANCOMER   SACOS Y ENVASES                1,530,209.79 EQUIP. TO PRODUCE MULTI-WALL PAPER BAGS 20-Mar-96 28-Feb-02
                  INDUSTRIALES,S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  6    BANAMEX    INDUSTRIAL PAPELERA MEXICANA   3,477,758.83 EQUIPMENT TO PRODUCE DE-INKED PULP       7-May-98 15-Apr-03
                  S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  7    BANAMEX    PAPELES HIGIENICOS DE           586,517.75  EQUIPMENT TO PRODUCE DE-INKED PULP       7-May-98 15-Apr-03
                  MEXICO,S.A. DE C.V.
------------------------------------------------------------------------------------------------------------------------
  8    I.B.C.     MASTER FIBERS                  1,065,853.91 LAND                                    21-Mar-96 20-Mar-06
------------------------------------------------------------------------------------------------------------------------
  9    SYNDICATED INDUSTRIAS UNIDAS DE            532,500.00  LAND.BUILDING,AND PART OF MACHINERY     21-Mar-96 20-Mar-06
                  CENTROAMERICA S.A.
------------------------------------------------------------------------------------------------------------------------
  10   B. AMER.   INDUSTRIAS UNIDAS DE             52,499.00  PACKAGING MACHINE AND FINISHED GOODS    21-Mar-96 20-Mar-06
       CENTR.     CENTROAMERICA S.A.
------------------------------------------------------------------------------------------------------------------------
       TOTAL                                    8,438,739.28
       GRUPO
------------------------------------------------------------------------------------------------------------------------

                                   Existing Agreements

                                                                    SCHEDULE IV

                                   EXISTING AGREEMENTS

-------------------------------------------------------------------------------------------------------------------------
RATE         9.366                             GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000
-------------------------------------------------------------------------------------------------------------------------
   NO.       BANK             COMPANY           AMOUNT DLLS   AMOUNT PESOS    TYPE OF       TENOR     ORIGINAL    DUE
                                                OUTSTANDING   OUTSTANDING      LOAN                     DATE      DATE
-------------------------------------------------------------------------------------------------------------------------
    1     BANAMEX     COMERCIALIZADORA                  0.00  19,000,000.00  UNSECURED   SHORT TERM   13-Mar-00 22-Mar-00
                      SANCELA,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
    2     BANAMEX     SANCELA,S.A. DE C.V.              0.00   9,000,000.00  UNSECURED   SHORT TERM   29-Feb-00 14-Mar-00
-------------------------------------------------------------------------------------------------------------------------
    3     BANAMEX     COMERCIALIZADORA                  0.00  14,800,000.00  UNSECURED   SHORT TERM    7-Mar-00 22-Mar-00
                      SANCELA,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
    4     BANORTE     COPAMEX,S.A. DE C.V.      5,960,000.00           0.00    TRADE     SHORT TERM   14-Feb-00 22-Mar-00
-------------------------------------------------------------------------------------------------------------------------
    5     CHASE MANH  COPAMEX,S.A. DE C.V.      1,440,000.00           0.00  UNSECURED   SHORT TERM   27-Sep-99 24-Mar-00
-------------------------------------------------------------------------------------------------------------------------
    6     BANAMEX     COPAMEX,S.A. DE C.V.     16,450,000.00           0.00  UNSECURED   SHORT TERM   10-Mar-00 31-Mar-00
-------------------------------------------------------------------------------------------------------------------------
    7     BANAMEX     TALOQUIMIA,S.A. DE C.V.     295,000.00           0.00  UNSECURED   SHORT TERM   10-Mar-00 07-Apr-00
-------------------------------------------------------------------------------------------------------------------------
    8     BANORTE     COPAMEX,S.A. DE C.V.     10,000,000.00           0.00    TRADE     SHORT TERM    7-Feb-00 07-Apr-00
-------------------------------------------------------------------------------------------------------------------------
    9     CITIBANK    COPAMEX,S.A. DE C.V.      1,140,000.00           0.00    TRADE     SHORT TERM   15-Oct-99 12-Apr-00
-------------------------------------------------------------------------------------------------------------------------
   10     BANAMEX     INDUSTRIAL PAPELERA         182,750.00           0.00   SECURED     LONG TERM    3-May-95 3-May-00
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   11     BANAMEX     INDUSTRIAL PAPELERA         188,700.00           0.00   SECURED     LONG TERM    3-May-95 3-May-00
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   12     CHASE       INDUSTRIAL PAPELERA          39,631.60           0.00  UNSECURED    LONG TERM   29-Mar-95 15-May-00
          B.TEXAS     MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   13     BANCOMEXT   COPAMEX,S.A. DE C.V.      1,500,000.00           0.00    TRADE     SHORT TERM   18-Nov-99 16-May-00
-------------------------------------------------------------------------------------------------------------------------
   14     CITIBANK    COPAMEX,S.A. DE C.V.     12,750,000.00           0.00    TRADE     SHORT TERM   24-Nov-99 18-May-00
-------------------------------------------------------------------------------------------------------------------------
   15     CITIBANK    COPAMEX,S.A. DE C.V.      5,950,000.00           0.00    TRADE     SHORT TERM    2-Jun-99 26-May-00
-------------------------------------------------------------------------------------------------------------------------
   16     BANCOMEXT   COPAMEX,S.A. DE C.V.      1,500,000.00           0.00    TRADE     SHORT TERM    2-Dec-99 30-May-00
-------------------------------------------------------------------------------------------------------------------------
   17     BANAMEX     INDUSTRIAL PAPELERA         182,750.00           0.00   SECURED     LONG TERM   30-May-95 30-May-00
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------

                                   Existing Agreements

                                      -2-

-------------------------------------------------------------------------------------------------------------------------
RATE         9.366                             GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000
-------------------------------------------------------------------------------------------------------------------------
   NO.       BANK             COMPANY           AMOUNT DLLS   AMOUNT PESOS    TYPE OF       TENOR     ORIGINAL    DUE
                                                OUTSTANDING   OUTSTANDING      LOAN                     DATE      DATE
-------------------------------------------------------------------------------------------------------------------------
   18     CITIBANK    COPAMEX,S.A. DE C.V.      4,690,000.00           0.00    TRADE     SHORT TERM    9-Jun-99 2-Jun-00
-------------------------------------------------------------------------------------------------------------------------
   19     BANAMEX     INDUSTRIAL PAPELERA         639,200.00           0.00   SECURED     LONG TERM   28-Jun-95 28-Jun-00
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   20     SERFIN      COPAMEX,S.A. DE C.V.      3,000,000.00           0.00  UNSECURED   SHORT TERM   11-Jan-00 7-Jul-00
-------------------------------------------------------------------------------------------------------------------------
   21     CITIBANK    COPAMEX,S.A. DE C.V.      1,700,000.00           0.00  UNSECURED   SHORT TERM   19-Jan-00 17-Jul-00
-------------------------------------------------------------------------------------------------------------------------
   22     SANTANDER   COPAMEX,S.A. DE C.V.     125,000,000.00          0.00 SYNDICATED    LONG TERM   21-Jul-97 21-Jul-00
-------------------------------------------------------------------------------------------------------------------------
   23     CITIBANK    COPAMEX,S.A. DE C.V.      1,300,000.00           0.00    TRADE     SHORT TERM    2-Aug-99 27-Jul-00
-------------------------------------------------------------------------------------------------------------------------
   24     CHASE MANH  COPAMEX,S.A. DE C.V.      2,500,000.00           0.00  UNSECURED   SHORT TERM    8-Mar-00 4-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   25     CITIBANK    COPAMEX,S.A. DE C.V.      7,500,000.00           0.00    TRADE     SHORT TERM    7-Feb-00 4-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   26     CHASE MANH  COPAMEX,S.A. DE C.V.      2,500,000.00           0.00  UNSECURED   SHORT TERM    8-Feb-00 4-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   27     BANAMEX     COPAMEX,S.A. DE C.V.      1,250,000.00           0.00    TRADE     SHORT TERM    9-Feb-00 7-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   28     BANAMEX     COPAMEX,S.A. DE C.V.      1,250,000.00           0.00    TRADE     SHORT TERM    9-Feb-00 7-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   29     SERFIN      COPAMEX,S.A. DE C.V.      7,500,000.00           0.00    TRADE     SHORT TERM   14-Feb-00 11-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   30     BANAMEX     COPAMEX,S.A. DE C.V.      2,000,000.00           0.00    TRADE     SHORT TERM   16-Feb-00 14-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   31     BANAMEX     COPAMEX,S.A. DE C.V.      2,000,000.00           0.00    TRADE     SHORT TERM   16-Feb-00 14-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   32     BANAMEX     COPAMEX,S.A. DE C.V.      5,300,000.00           0.00    TRADE     SHORT TERM   16-Feb-00 14-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   33     CITIBANK    COPAMEX,S.A. DE C.V.        675,000.00           0.00    TRADE     SHORT TERM   16-AUG-99 16-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   34     BANCOMEXT   COPAMEX,S.A. DE C.V.      1,343,000.00           0.00    TRADE     SHORT TERM   28-Feb-00 25-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   35     BANCOMER    COPAMEX,S.A. DE C.V.      5,577,000.00           0.00  UNSECURED   SHORT TERM   28-Feb-00 28-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   36     RABO BK     COPAMEX,S.A. DE C.V.     10,000,000.00           0.00  UNSECURED   SHORT TERM    3-Mar-00 30-Aug-00
-------------------------------------------------------------------------------------------------------------------------
   37     BANCOMER    COPAMEX,S.A. DE C.V.      4,423,000.00           0.00  UNSECURED   SHORT TERM    8-Mar-00 5-Sep-00
-------------------------------------------------------------------------------------------------------------------------
   38     CHASE       INDUSTRIAL PAPELERA         138,089.60           0.00  UNSECURED    LONG TERM   21-Aug-95 15-Oct-00
          B.TEXAS     MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   39     CITIBANK    COPAMEX,S.A. DE C.V.        990,000.00           0.00    TRADE     SHORT TERM   17-Dec-99 15-Dec-00
-------------------------------------------------------------------------------------------------------------------------
   40     CHASE       PAPELERA DE                 155,374.00           0.00  UNSECURED    LONG TERM   22-Jan-96 15-Feb-01
          B.TEXAS     CHIHUAHUA,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   41     CALIF.COMM. SACOS Y ENVASES           2,750,000.00           0.00  UNSECURED    LONG TERM   28-Apr-98 5-Apr-01
                      INDUSTRIALES,S.A. DE
                      C.V.
-------------------------------------------------------------------------------------------------------------------------

                              Existing Agreements

-------------------------------------------------------------------------------------------------------------------------
RATE         9.366                             GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000
-------------------------------------------------------------------------------------------------------------------------
   NO.       BANK             COMPANY           AMOUNT DLLS   AMOUNT PESOS    TYPE OF       TENOR     ORIGINAL    DUE
                                                OUTSTANDING   OUTSTANDING      LOAN                     DATE      DATE
-------------------------------------------------------------------------------------------------------------------------
   42     BANAMEX     COPAMEX,S.A. DE C.V.     12,985,000.00           0.00    TRADE      LONG TERM   28-Aug-97 5-Aug-01
-------------------------------------------------------------------------------------------------------------------------
   43     BANAMEX     INDUSTRIAL PAPELERA         638,000.00           0.00    TRADE      LONG TERM   28-Aug-97 5-Aug-01
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   44     BANAMEX     PAPELERA DE               2,153,000.00           0.00    TRADE      LONG TERM   28-Aug-97 5-Aug-01
                      CHIHUAHUA,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   45     BANAMEX     PAPELES HIGIENICOS DE       437,000.00           0.00    TRADE      LONG TERM   28-Aug-97 5-Aug-01
                      MEXICO,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   46     BANAMEX     PONDERCEL ,S.A. DE C.V.   3,787,000.00           0.00    TRADE      LONG TERM   28-Aug-97 5-Aug-01
-------------------------------------------------------------------------------------------------------------------------
   47     CHASE       INDUSTRIAL PAPELERA         140,596.80           0.00  UNSECURED    LONG TERM   11-Oct-96 15-Sep-01
          B.TEXAS     MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   48     CHASE       INDUSTRIAL PAPELERA         130,755.06           0.00  UNSECURED    LONG TERM   19-Nov-96 15-Sep-01
          B.TEXAS     MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   49     CHASE       SACOS Y ENVASES             351,492.00           0.00  UNSECURED    LONG TERM   21-May-97 15-Feb-02
          B.TEXAS     INDUSTRIALES,S.A. DE
                      C.V.
-------------------------------------------------------------------------------------------------------------------------
   50     BANCOMER    SACOS Y ENVASES           1,530,209.79           0.00   SECURED     LONG TERM   20-Mar-96 28-Feb-02
                      INDUSTRIALES,S.A. DE
                      C.V.
-------------------------------------------------------------------------------------------------------------------------
   51     B. AMER.    INDUSTRIAS UNIDAS DE         52,499.00           0.00   SECURED     LONG TERM   29-Apr-99 15-May-02
          CENTR.      CENTROAMERICA,S.A.
-------------------------------------------------------------------------------------------------------------------------
   51     BANAMEX     COPAMEX,S.A. DE C.V.      3,000,000.00           0.00  UNSECURED    LONG TERM    8-Oct-97 29-Sep-02
-------------------------------------------------------------------------------------------------------------------------
   52     BANAMEX     COPAMEX,S.A. DE C.V.     19,238,350.00           0.00  UNSECURED    LONG TERM   29-Sep-97 29-Sep-02
-------------------------------------------------------------------------------------------------------------------------
   53     BANAMEX     CIA. PAPELERA MALDONADO   4,285,000.00           0.00  UNSECURED    LONG TERM   29-Sep-97 29-Sep-02
                      S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   54     BANAMEX     INDUSTRIAL PAPELERA       5,011,200.00           0.00  UNSECURED    LONG TERM   29-Sep-97 29-Sep-02
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   55     BANAMEX     PAPELERA DE               1,381,200.00           0.00  UNSECURED    LONG TERM   29-Sep-97 29-Sep-02
                      CHIHUAHUA,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   56     BANAMEX     PAPELES HIGIENICOS DE     8,666,000.00           0.00  UNSECURED    LONG TERM   29-Sep-97 29-Sep-02
                      MEXICO,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   57     BANAMEX     PONDERCEL ,S.A. DE C.V.   8,418,250.00           0.00  UNSECURED    LONG TERM   29-Sep-97 29-Sep-02
-------------------------------------------------------------------------------------------------------------------------
   58     BANAMEX     INDUSTRIAL PAPELERA       3,477,758.83           0.00   LEASING     LONG TERM    7-May-98 15-Apr-03
                      MEXICANA S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------

                              Existing Agreements

-------------------------------------------------------------------------------------------------------------------------
RATE         9.366                             GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000
-------------------------------------------------------------------------------------------------------------------------
   NO.       BANK             COMPANY           AMOUNT DLLS   AMOUNT PESOS    TYPE OF       TENOR     ORIGINAL    DUE
                                                OUTSTANDING   OUTSTANDING      LOAN                     DATE      DATE
-------------------------------------------------------------------------------------------------------------------------
   59     BANAMEX     PAPELES HIGIENICOS DE       586,517.75           0.00   LEASING     LONG TERM    7-May-98 15-Apr-03
                      MEXICO,S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------------------
   60     CITIBANK    COPAMEX,S.A. DE C.V.     180,270,000.00          0.00  EURO-NOTE    LONG TERM   30-Apr-97 30-Apr-04
-------------------------------------------------------------------------------------------------------------------------
   61     EXP.        PONDERCEL ,S.A. DE C.V.   1,889,312.34           0.00  UNSECURED    LONG TERM   24-Jun-99 15-Jan-05
          DEV.CORP.
-------------------------------------------------------------------------------------------------------------------------
   62     SYNDICATED  INDUSTRIAS UNIDAS DE        532,500.00           0.00   SECURED     LONG TERM   20-Apr-95 20-Apr-05
                      CENTROAMERICA,S.A.
-------------------------------------------------------------------------------------------------------------------------
   63     I.B.C.      MASTER FIBERS             1,065,853.91           0.00   SECURED     LONG TERM   21-Mar-96 20-Mar-06
-------------------------------------------------------------------------------------------------------------------------
          TOTAL GRUPO                          511,786,990.68 42,800,000.00
-------------------------------------------------------------------------------------------------------------------------

                              Existing Agreements

                                                                     SCHEDULE V

                                  RESTRICTIVE AGREEMENTS

-----------------------------------------------------------------------------------------------------------------------------
RATE      9.366                                  GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000 - Restriction on Dividends
-----------------------------------------------------------------------------------------------------------------------------
 NO.      BANK                 COMPANY               AMOUNT DLLS   AMOUNT PESOS     TYPE OF     TENOR    ORIGINAL     DUE
                                                     OUTSTANDING    OUTSTANDING      LOAN                  DATE      DATE
-----------------------------------------------------------------------------------------------------------------------------
  1    BANAMEX     INDUSTRIAL PAPELERA MEXICANA        182,750.00            0.00   SECURED   LONG TERM   3-May-95  3-May-00
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  2    BANAMEX     INDUSTRIAL PAPELERA MEXICANA        188,700.00            0.00   SECURED   LONG TERM   3-May-95  3-May-00
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  3    BANAMEX     INDUSTRIAL PAPELERA MEXICANA        182,750.00            0.00   SECURED   LONG TERM  30-May-95 30-May-00
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  4    BANAMEX     INDUSTRIAL PAPELERA MEXICANA        639,200.00            0.00   SECURED   LONG TERM  28-Jun-95 28-Jun-00
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  5    SANTANDER   COPAMEX,S.A. DE C.V.             125,000,000.00           0.00 SYNDICATED  LONG TERM  21-Jul-97 21-Jul-00
-----------------------------------------------------------------------------------------------------------------------------
  6    BANAMEX     COPAMEX,S.A. DE C.V.             12,985,000.00            0.00    TRADE    LONG TERM  28-Aug-97  5-Aug-01
----------------------------------------------------------------------------------------------------------------------------
  7    BANAMEX     INDUSTRIAL PAPELERA MEXICANA        638,000.00            0.00    TRADE    LONG TERM  28-Aug-97  5-Aug-01
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  8    BANAMEX     PAPELERA DE CHIHUAHUA,S.A. DE     2,153,000.00            0.00    TRADE    LONG TERM  28-Aug-97  5-Aug-01
                   C.V.
-----------------------------------------------------------------------------------------------------------------------------
  9    BANAMEX     PAPELES HIGIENICOS DE               437,000.00            0.00    TRADE    LONG TERM  28-Aug-97  5-Aug-01
                   MEXICO,S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  10   BANAMEX     PONDERCEL ,S.A. DE C.V.           3,787,000.00            0.00    TRADE    LONG TERM  28-Aug-97  5-Aug-01
-----------------------------------------------------------------------------------------------------------------------------
  11   BANCOMER    SACOS Y ENVASES                   1,530,209.79            0.00   SECURED   LONG TERM  20-Mar-96 28-Feb-02
                   INDUSTRIALES,S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  12   BANAMEX     COPAMEX,S.A. DE C.V.              3,000,000.00            0.00  UNSECURED  LONG TERM   8-Oct-97 29-Sep-02
-----------------------------------------------------------------------------------------------------------------------------
  13   BANAMEX     COPAMEX,S.A. DE C.V.             19,238,350.00            0.00  UNSECURED  LONG TERM  29-Sep-97 29-Sep-02
-----------------------------------------------------------------------------------------------------------------------------
  14   BANAMEX     CIA. PAPELERA MALDONADO S.A. DE   4,285,000.00            0.00  UNSECURED  LONG TERM  29-Sep-97 29-Sep-02
                   C.V.
-----------------------------------------------------------------------------------------------------------------------------
  15   BANAMEX     INDUSTRIAL PAPELERA MEXICANA      5,011,200.00            0.00  UNSECURED  LONG TERM  29-Sep-97 29-Sep-02
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  16   BANAMEX     PAPELERA DE CHIHUAHUA,S.A. DE     1,381,200.00            0.00  UNSECURED  LONG TERM  29-Sep-97 29-Sep-02
                   C.V.
-----------------------------------------------------------------------------------------------------------------------------

                              Restrictive Agreements

-----------------------------------------------------------------------------------------------------------------------------
RATE      9.366                                  GRUPO COPAMEX : BANK DEBT - AS OF MARCH 13, 2000 - Restriction on Dividends
-----------------------------------------------------------------------------------------------------------------------------
 NO.      BANK                 COMPANY               AMOUNT DLLS   AMOUNT PESOS     TYPE OF     TENOR    ORIGINAL     DUE
                                                     OUTSTANDING    OUTSTANDING      LOAN                  DATE      DATE
-----------------------------------------------------------------------------------------------------------------------------
  17   BANAMEX     PAPELES HIGIENICOS DE             8,666,000.00            0.00  UNSECURED  LONG TERM  29-Sep-97 29-Sep-02
                   MEXICO,S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  18   BANAMEX     PONDERCEL ,S.A. DE C.V.           8,418,250.00            0.00  UNSECURED  LONG TERM  29-Sep-97 29-Sep-02
-----------------------------------------------------------------------------------------------------------------------------
  19   BANAMEX     INDUSTRIAL PAPELERA MEXICANA      3,477,758.83            0.00   LEASING   LONG TERM   7-May-98 15-Apr-03
                   S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  20   BANAMEX     PAPELES HIGIENICOS DE               586,517.75            0.00   LEASING   LONG TERM   7-May-98 15-Apr-03
                   MEXICO,S.A. DE C.V.
-----------------------------------------------------------------------------------------------------------------------------
  21   CITIBANK    COPAMEX,S.A. DE C.V.             180,270,000.00           0.00  EURO-NOTE  LONG TERM  30-Apr-97 30-Apr-04
-----------------------------------------------------------------------------------------------------------------------------
       TOTAL GRUPO                                  382,057,886.37           0.00
-----------------------------------------------------------------------------------------------------------------------------

                              Restrictive Agreements

                            Principal Stockholders
                                                                    SCHEDULE VI

                                  PRINCIPAL STOCKHOLDERS


                    STOCKHOLDER                          STOCK      HOLDING
                    -----------                          -----      -------

Carlos Maldonado Elizondo                               477,997        1.68%
Maria del Carmen Maldonado de Ferrigno                5,854,387       20.57%
Juan Bosco Maldonado Quiroga                          5,854,387       20.57%
Dinamica Industrial Empresarial, S.A. de C.V.*       11,581,422       40.70%
Alejandro Ferrigno Maldonado                            123,257        0.43%
                                                     ----------       ------
                                                     23,891,450       83.95%

-------------------
* Its only stockholders are Maria del Carmen Maldonado de Ferrigno and Juan Bosco Maldonado Quiroga, in equal proportions, that is, each holds 50% of Dinamica Industrial Empresarial, S.A. de C.V.

                            Principal Stockholders

                                                                      EXHIBIT A
                                       FORM OF NOTE

                                          PAGARE
                                     PROMISSORY NOTE
U.S. $_____________ Dlls.                     E.U.A.$______________ Dls.

The undersigned, Copamex, S.A. de C.V., by    La suscrita, Copamex, S.A. de C.V.,
this Promissory Note unconditionally          por este Pagare promete
promises to pay to the order of               incondicionalmente pagar,  a la orden
_____________ (the "Bank"), the principal     de _____________ (el "Banco"), la suma
sum of U.S. $_________________________        principal de E.U.A.$______________
(______________________ MILLION DOLLARS OF    (__________________ MILLONES DOLARES
THE UNITED STATES OF AMERICA 00/100),         DE LOS ESTADOS UNIDOS DE AMERICA
payable on each of the following dates        00/100), pagadera en cada una de las
(each such date, a "Principal Payment         siguientes fechas (cada una de tales
Date") and in the following amounts:          fechas, una "Fecha de Pago de
                                              Principal") y por las siguientes
                                              cantidades:

      Date                    Amount                Fecha            Cantidad

provided, that if any such day is not         en el entendido que si cualquiera de
Business Day, the relevant Principal          tales Fechas no fuere un Dia Habil, la
Payment Date shall be the immediately         Fecha de Pago de Principal
succeeding Business Day, unless such          correspondiente tendra lugar en el Dia
succeeding Business Day falls in the next     Habil inmediato siguiente, salvo que
calendar month, in which case, such           tal Dia Habil siguiente tenga lugar en
Principal Payment Date shall be the           el mes calendario siguiente, en cuyo
immediately preceding Business Day; and       caso, la Fecha de Pago de Principal,
except that if the last Principal Payment     sera el Dia Habil inmediato anterior;
Date is not a Business Day, such last         y excepto que si la ultima Fecha de
Principal Payment Date shall be the           Pago de Principal no fuere un Dia
immediately preceding Business Day.           Habil, tal ultima Fecha de Pago de
                                              Principal tendra lugar en el Dia Habil
                                              inmediato anterior.

The undersigned also promises to pay          La suscrita promete, asi mismo,  pagar
interest on the outstanding and unpaid        intereses sobre el saldo insoluto de
principal amount of this Promissory Note,     principal de este Pagare, desde la
from the date hereof until the last           fecha del presente hasta la ultima
Principal Payment Date, for each day during   Fecha de Pago de Principal, por cada
each Interest Period, at the LIBO Rate plus   dia de cada Periodo de Intereses, a la
the Applicable Margin, applicable to such     Tasa LIBO mas el Margen Aplicable,
Interest Period. Interest shall be payable    aplicable respecto a dicho Periodo de
in arrears, on the last day of each           Intereses.  Los intereses seran
Interest Period and upon the date of          pagaderos en forma vencida, el ultimo
payment hereof in full.                       dia de cada Periodo de Intereses y en
                                              la fecha de pago del monto total
                                              conforme al presente.

Any principal amount and (to the extent       Cualquier monto de principal y (en la
permitted by applicable law) interest not     medida permitida por legislacion
paid when due under this Promissory Note,     aplicable) de intereses que no sea
shall bear interest for each day until        pagado cuando sea debido conforme a
paid, payable on demand, at a rate per        este Pagare, devengara intereses por
annum equal to the sum of 2.00% plus the      cada dia hasta que sean pagados,
sum of the Applicable Margin plus the LIBO    pagaderos a la vista, a una tasa anual
Rate applicable hereunder.                    igual a la suma de 2.00% mas la suma
                                              del Margen Aplicable mas la Tasa LIBO
                                              aplicable conforme al presente.

Interest hereunder shall be calculated on     Los intereses conforme al presente
the basis of the actual number of days        seran calculados sobre la base del
elapsed, divided by 360.                      numero de dias efectivamente
                                              transcurridos, divididos entre 360.

For purposes of this Promissory Note, the     Para efectos de este Pagare, los
following terms shall have the following      siguientes terminos tendran los
meanings:                                     siguientes significados:

                                              "Agente Administrativo" significa
                                              Citibank, N.A.

                                  Form of Note

                                      -2-

"Administrative Agent" means Citibank, N.A.

"Applicable Margin" means 4.0%.               "Margen Aplicable" significa 4.0%.

"Business Day" means any day on which         "Dia Habil" significa cualquier dia en
commercial banks are not authorized or        el que los bancos comerciales no esten
required to close in New York City or         autorizados o esten requeridos a
Mexico City and on which deposit              cerrar en la ciudad de Nueva York
transactions in dollars of the United         o la ciudad de Mexico y en los que
States of America are carried out in the      operaciones respecto de depositos
London interbank market.                      en dolares de los Estados Unidos
                                              de America se lleven a cabo en el
                                              mercado interbancario de Londres.

"Interest Period" means (i) the period        "Periodo de Intereses" significa (i)
commencing on the date hereof and ending on   el periodo que inicie en la fecha del
the numerically corresponding day in the      presente y termine en el dia que
third calendar month hereafter and (ii)       corresponda numericamente en el tercer
thereafter, each period commencing on the     mes calendario siguiente y (ii) en
last day of the preceding Interest Period     adelante, cada periodo que comience el
and ending on the numerically corresponding   ultimo dia de Periodo de Intereses
day in the third calendar month thereafter;   anterior y termine el dia que
provided that any Interest Period that        corresponda numericamente en el tercer
commences on the last Business Day of a       mes calendario siguiente; en el
calendar month (or on any day for which       entendido de que, cualquier Periodo de
there is no numerically corresponding day     Intereses que comience en el ultimo
in the appropriate subsequent calendar        Dia Habil de un mes calendario (o un
month) shall end on the last Business Day     dia respecto del cual no hubiere dia
of the appropriate subsequent calendar        numericamente correspondiente en el
month. Notwithstanding the foregoing, (i)     mes calendario apropiado siguiente)
any Interest Period that would otherwise      terminara el ultimo Dia Habil del mes
commence before and end after any Principal   siguiente correspondiente. No obstante
Payment Date shall end on such Principal      lo anterior, (i) cualquier Periodo de
Payment Date, and (ii) each Interest Period   Intereses que comience antes y
that would otherwise end on a day that is     terminaria despues de una Fecha de
not a Business Day shall end on the next      Pago de Principal, terminara en tal
succeeding Business Day (unless such next     Fecha de Pago de Principal, y (ii)
succeeding Business Day falls in the next     cada Periodo de Intereses que
succeeding calendar month, in which case      terminaria en una fecha que no sea un
such Interest Period shall end on the next    Dia Habil, terminara en el Dia Habil
preceding Business Day).                      inmediato siguiente (salvo que tal Dia
                                              Habil inmediato siguiente tenga lugar
                                              en el mes calendario siguiente, en
                                              cuyo caso tal Periodo de Intereses
                                              terminara en el Dia Habil inmediato
                                              anterior).

 "LIBO Rate" means, for any Interest          "Tasa LIBO" significa, respecto de
Period, the offered rate for deposits in      cualquier Periodo de Intereses, la
dollars of the United States of America for   tasa ofrecida para depositos en
a period equal to or nearest the number of    dolares de los Estados Unidos de
days in such Interest Period which appears    America por un periodo equivalente o
on the Telerate Page 3750 as of               lo mas semejante al numero de dias de
approximately 11:00 a.m. London time, on      dicho Periodo de Intereses que
the date two Business Days prior to the       aparezca en la Pagina Telerate 3750,
first day of such Interest Period; provided   aproximadamente a las 11:00 a.m. hora
that (i) if for any Interest Period no such   de Londres, dos Dias Habiles antes del
rate appears on the Telerate Page 3750, the   primer dia de dicho Periodo de
LIBO Rate shall instead be the offered rate   Intereses; en el entendido  de que (i)
for deposits in dollars of the United         si respecto de cualquier Periodo de
States of America for periods equal to or     Intereses tal tasa no aparece en la
nearest the number of days in such Interest   Pagina Telerate 3750, la Tasa LIBO
Period which appears in the Reuters Screen    sera, en su lugar, la tasa ofrecida
LIBO Page, and (ii) if such rate or rates     para depositos en dolares de los
do not appear on either the Telerate Page     Estados Unidos de America por periodos
3750 or the Reuters Screen LIBO Page, the     iguales o lo mas semejante al numero
LIBO Rate shall, be with respect to each      de dias en dicho Periodo de Intereses
day during such Interest Period, the rate     que aparezca en la Pagina LIBO de la
per annum equal to the average (rounded       Pantalla Reuters y (ii) si tal tasa o
upwards, if necessary, to the nearest 1/16    tasas no aparecen en la Pagina
of 1%) of the rates notified to the           Telerate 3750 o en la Pagina LIBO de
Administrative Agent by the Reference         la Pantalla Reuters, la Tasa LIBO
Banks, as the rate at which deposits in       sera, con respecto a cada dia durante
dollars of the United States of America are   cada Periodo de Intereses, la tasa
offered to such Reference Banks by prime      anual igual al promedio (redondeado
banks, at or about 11:00 a.m. (London         hacia arriba, de ser necesario, al
time), two (2) Business Days prior to the     siguiente 1/16 del 1%) de las tasas
beginning of such Interest Period in the      que le notifiquen al Agente
LIBO Rate market, for delivery on the first   Administrtativo los Bancos de
day of such Interest Period, for a period     Referencia, como la tasa a la que
approximately equal to the number of days     depositos  en dolares de los Estados
in such Interest Period and in an amount      Unidos de America, son ofrecidos a
comparable to the outstanding principal       dichos Bancos de Referencia por
amount hereunder, during such Interest        bancos de primer orden,
Period.                                       aproximadamente a las 11:00 a.m.
                                              (hora de Londres), dos (2) Dias
                                              Habiles antes del inicio de dicho
                                              Periodo de Intereses en el mercado
                                              de Tasas LIBO, para entrega en el
                                              primer dia de dicho Periodo de Intereses,
                                              un periodo aproximadamente igual
                                              numero de dias en dicho Periodo de
                                              Intereses y en una cantidad comparable
                                              al saldo insoluto de principal
                                              conforme al presente, en dicho Periodo
                                              de Intereses.

"Reference Banks" shall mean the principal    Bancos de Referencia" significa las
offices of                                    principales oficinas en

                                  Form of Note

                                      -3-


Citibank, N.A., The Chase                     Londres de Citibank, N.A., The
Manhattan Bank and Bank of America, N.A.      Chase Manhattan Bank and Bank
                                              of America, N.A.

"Reuters Screen LIBO Page" shall mean the     "Pagina LIBO de la Pantalla Reuters"
display designated as page "LIBO" on the      significa la pagina designada como la
Reuter Monitor Money Rates Service or such    pagina "LIBO" en el Servicio de Tasas
other page as may replace the "LIBO" page     de Dinero del Monitor Reuters o
on that service for the purpose of            cualquier otra pagina que reemplace a
displaying London interbank offered rates     la pagina "LIBO" en dicho servicio que
of major banks.                               divulguen diversos bancos.

"Telerate Page 3750" shall mean the display   "Pagina Telerate 3750" significa la
designated as page "3750" on the Telerate     pagina designada como la pagina "3750"
Service of Bridge Information Services or     en el Servicio Telerate de los
such other page as may replace the "3750"     Servicios Informativos Puente o
page on that service or such other service    cualquier otra pagina que reemplace a
or services as may be nominated by the        la pagina "3750" en dicho servicio o
British Bankers' Association for the          cualquier otro servicio o servicios
purpose of displaying London interbank        que sean indicados por la Asociacion
offered rates for deposits in dollars of      de Banqueros Britanicos para divulgar
the United States of America.                 tasas interbancarias ofrecidas en
                                              Londres respecto de depositos en
                                              dolares de los Estados Unidos de
                                              America.

All payments by the undersigned of            Todos los pagos que deban hacerse
principal, interest and other payments        conforme a este Pagare por la suscrita
hereunder shall be made without setoff,       de principal, intereses y por otros
deduction or counterclaim not later than      conceptos seran efectuados sin
11:00 A.M.,  New  York  City time, on the     compensacion, deduccion o defensa,
date due, in immediately available funds,     antes de las 11:00, hora de la
at 2 Penns Way, Suite 200, New Castle,        ciudad de Nueva York, en la fecha
Delaware 19720, United States of America.     en que venzan, en fondos disponibles
The undersigned agrees to reimburse upon      inmediatamente, en 2 Penns Way, Suite
demand, in like manner and funds, all         200, New Castle, Delaware, 19720,
losses, costs and reasonable expenses of      Estados Unidos de America.  La
the holder hereof, incurred in connection     suscrita conviene en reembolsar a la
with the enforcement of this Promissory       vista, en la misma forma y fondos,
Note (including, without limitation, all      cualesquier perdidas, costos y gastos
reasonable legal costs and expenses).         razonables del tenedor del presente,
                                              incurridos en relacion con el
                                              procedimiento de cobro del presente
                                              Pagare (incluyendo, sin limitacion,
                                              todos los costos y gastos legales
                                              razonables).

All payments by the undersigned of            Todos los pagos de principal e
principal and interest hereunder shall be     intereses que se efectuen por la
made free and clear of and without            suscrita de acuerdo al presente,
deduction for any present or future income,   deberan hacerse libres de y sin
excise, stamp or franchise taxes and other    deduccion por cualquier ingreso,
taxes, fees, duties, withholdings or other    gravamen, timbre o impuesto sobre
charges of any nature whatsoever imposed by   franquicias y otros impuestos,
Mexico or any other jurisdiction from which   contribuciones, derechos, retenciones
any amount payable hereunder is made, or      u otras cargas, presentes o futuros,
any taxing authority thereof or therein,      de cualquier naturaleza establecidos
excluding, however, income, real property,    por Mexico o cualquier otra
franchise or similar taxes imposed on the     jurisdiccion de la que cualquier suma
Bank by a jurisdiction as a result of the     pagadera conforme al presente sea
Bank being organized under the laws of such   pagada, o cualquier autoridad fiscal
jurisdiction or being a resident of such      alli establecida, excluyendo, sin
jurisdiction for tax purposes, or by virtue   embargo, impuesto sobre la renta,
of its having a permanent establishment in    inmuebles, franquicias o similares que
such jurisdiction to which income under       se impongan al Banco por cualquier
this Promissory Note is attributable or       jurisdiccion como resultado de que
having lent from an office located in such    el Banco este constituido conforme
jurisdiction. In the event that the           a las leyes de dicha jurisdiccion
undersigned shall be compelled by law to      o sea residente de tal
make any such deduction or withholding in     jurisdiccion para efectos
respect of payments hereunder, then the       fiscales, o como resultado de
undersigned shall pay such additional         que mantenga un establecimiento and
amounts as may be necessary so that the       permanente en tal jurisdiccion al que
holder hereof would receive the full          los ingresos respecto de este Pagare
amounts it would have received if such        sean atributables o de que haya
deductions or withholdings would not have     prestado de una oficina localizada en this
been made.                                    dicha jurisdiccion. En caso que la
                                              suscrita este legalmente obligada a Promissory
                                              llevar a cabo cualquier retencion o
                                              deduccion, respecto de pagos conforme
                                              al presente, la suscrita pagara tales
                                              sumas adicionales que sea necesario
                                              para asegurar que las sumas recibidas
                                              por el tenedor del presente sean
                                              iguales a la suma que el tenedor the
                                              hubiera recibido si tales retenciones
                                              o deducciones no se hubieren llevado a
                                              cabo.

This Promissory Note shall be governed by,    Este Pagare se regira e interpretara
construed in accordance with, the laws        de acuerdo con las leyes del Estado de
of the State of New York, United States of    Nueva York, Estados Unidos de America;
America; provided, however that if any        en la inteligencia, sin embargo de que
action or proceedings in connection with      si cualquier accion o procedimiento en
Promissory Note were brought to any           relacion con este Pagare se
courts in the United Mexican States, this     iniciara en los tribunales de los
Note shall be deemed as governed              Estados Unidos Mexicanos, este
under the laws of the United Mexican States.  Pagare se considerara regido de acuerdo con las leyes de los
                                              Estados

                                  Form of Note

                                      -4-

                                              Unidos Mexicanos.

Any legal action or proceeding arising out    Cualquier accion o procedimiento
of or relating to this Promissory Note may    legal que derive o se relacione
be brought in any New York State or Federal   con este Pagare podra ser
court sitting in the City of New York or in   instituido en los tribunales del
courts located in the City of Mexico,         Estado de Nueva York o federales
Federal District, United Mexican States;      localizados en la Ciudad de Nueva
the undersigned waive the jurisdiction of     York o cualquier tribunal
any other courts.                             localizado en la Ciudad de Mexico,
                                              Distrito Federal, Estados Unidos
The undersigned hereby waives diligence,      Mexicanos, renunciando la suscrita
demand, protest, presentment, notice of       a la jurisdiccion de cualesquiera
dishonor or any other notice or demand        otros tribunales.
whatsoever.
                                              La suscrita en este acto renuncia
                                              a diligencia, demanda, protesto,
                                              presentacion, notificacion de no
                                              aceptacion y a cualquier
                                              notificacion o demanda de
                                              cualquier naturaleza.


This Promissory Note is executed in both      El presente Pagare se suscribe en
English and Spanish versions.  In the case    versiones en ingles y espanol.  En
of any conflict or doubt as to the proper     caso de conflicto o duda en relacion
construction of this Promissory Note, the     con la debida interpretacion de este
English version shall govern; provided,       Pagare, la version en ingles
however, that in any action or proceeding     prevalecera; en la inteligencia, sin
brought in any court in the United Mexican    embargo de que en cualquier
States, the Spanish version shall be          procedimiento iniciado en los Estados
controlling.                                  Unidos Mexicanos, prevalecera la
                                              version en espanol.

For purposes of articles 128 and 174 of the   Para los fines establecidos en los
Mexican General Law of Negotiable             articulos 128 y 174 de la Ley General
Instruments and Credit Transactions, the      de Titulos y Operaciones de Credito,
Undersigned and the Guarantors expressly      el Suscrito y los Avalistas, payment
extend the term for presentation for          expresamente extienden el plazo de
of this note for two calendar years           presentacion para pago del presente
as of the last Principal Payment Date.        pagare, dos anos calendario contados a
                                              partir de la ultima Fecha de Pago de
                                              Principal.

This Promissory Note may only be assigned     Este Pagare solo podra cederse por
through ordinary transfer, pursuant to        cesion ordinaria, de conformidad con
Article 27 of the General Law of Negotiable   el Articulo 27 de la Ley General de
Instruments and Credit Transactions.          Titulos y Operaciones de Credito.

IN WITNESS WHEREOF, the undersigned have      EN VIRTUD DE LO CUAL, las
duly executed this Promissory Note as of      suscritas han firmado este Pagare
the date mentioned below.                     en la fecha abajo mencionada.


                           Mexico, D.F., a __ de ________ 2000.
                         Mexico, Federal District, ________ 2000.

                                  Copamex, S.A. de C.V.


     By/Por: ___________________________ By/Por: ______________________
                   Name/Nombre:                       Name/Nombre:
                   Title/Cargo:                       Title/Cargo:

                                   Por Aval/Guaranteed

                          CIA. PAPELERA MALDONADO, S.A. de C.V.

                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:


                               PONDERCEL, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:


                                  Form of Note

                      PAPELES HIGIENICOS DE MEXICO, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:

                               Title/Cargo:

                      INDUSTRIAL PAPELERA MEXICANA, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                      PAPELERA DE CHIHUAHUA, S.A. de C.V.

                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                      PAPELES HIGIENICOS DEL CENTRO, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                      MAQUINARIA y EQUIPO PAPELERA, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                      MAQUINARIA y EQUIPO PACHISA, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                      SACOS y ENVASES INDUSTRIALES, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                      COPAMEX COMERCIAL, S.A. de C.V.


                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:


                      COMERCIAL RECICLADORA, S.A. de C.V.

                                  Form of Note

                      By/Por: ______________________________________
                               Name/Nombre:
                               Title/Cargo:

                     INPAMEX PLANTA HUEHUETOCA, S.A. de C.V.


                     By/Por: _______________________________________
                               Name/Nombre:
                               Title/Cargo:

                     COMERCIALIZADORA COPAMEX, S.A. de C.V.


                     By/Por: _______________________________________
                               Name/Nombre:
                               Title/Cargo:

                                  Form of Note

                                                                       EXHIBIT B

                                    GUARANTY AGREEMENT

            GUARANTY dated as of March 13, 2000 among CIA. Papelera Maldonado, S.A. de C.V., Pondercel, S.A. de C.V., Papeles Higienicos de Mexico, S.A. de C.V., Industrial Papelera Mexicana, S.A. de C.V., Papelera de Chihuahua, S.A. de C.V., Papeles Higienicos del Centro, S.A. de C.V., Maquinaria y Equipo Papelera, S.A. de C.V., Maquinaria y Equipo Pachisa, S.A. de C.V., SACOS Y ENVASES INDUSTRIALES, S.A. de C.V., COPAMEX COMERCIAL, S.A. de C.V., COMERCIAL RECICLADORA, S.A. de C.V., INPAMEX PLANTA HUEHUETOCA, S.A. de C.V. and COMERCIALIZADORA COPAMEX, S.A. de C.V. (individually, a "Guarantor" and, collectively, the "Guarantors"); and CITIBANK, N.A., as Administrative Agent under the Credit Agreement referred to below.

            Copamex, S.A. de C.V. (together with its successors and assigns, the "Borrower"), a Mexican corporation and the parent of each Guarantor, and certain Banks and the Administrative Agent are parties to a Credit Agreement dated as of March 13, 2000 (as from time to time modified or amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the making of loans by the Banks to the Borrower in an aggregate principal amount of up to $130,000,000.

            To induce the Banks and the Administrative Agent to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

            Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, the term "Loan Documents" shall mean, collectively, the Credit Agreement, the Notes and each other agreement or instrument referred to in or contemplated by the Credit Agreement.

            Section 2. The Guarantee.

            2.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to the Banks and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all other amounts whatsoever now or hereafter payable or becoming payable by the Borrower under the Credit Agreement and the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in

                               Guaranty Agreement
full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same upon receipt from the Administrative Agent of written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection and shall apply to all Guaranteed Obligations whenever arising.

            2.02 Acknowledgments, Waivers and Consents. Each Guarantor agrees that the obligations of such Guarantor under Section 2.01 hereof shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances and that the guaranty therein is made with respect to any Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, each Guarantor agrees that:

            (a) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent or any Bank, under this Agreement:

            (i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

            (ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any Guarantor under this Agreement or of any other guarantee of all or any part of the Guaranteed Obligations;

            (iii) any application of the proceeds of any other guarantee (including without limitation any letter of credit or the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations in any such manner and to such extent as the Administrative Agent may determine;

            (iv) any release of any other Person (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

            (v) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Administrative Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

                               Guaranty Agreement

            (vi) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person or any disposition of any shares of any Guarantor;

            (vii) any proceeding against the Borrower or any other guarantor of (including without limitation any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Administrative Agent and the Banks under the Loan Documents or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Administrative Agent or the Banks shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

            (viii) the entering into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Bank may desire; or

            (ix)  all or any combination of any of the actions set forth in this
      Section 2.02(a).

            (b) The enforceability and effectiveness of this Agreement and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Administrative Agent and the Banks under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

            (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

            (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

            (iii) the illegality, invalidity or unenforceability of any security for or other guarantee (including without limitation any letter of credit) of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

            (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other Guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full payment of all Guaranteed Obligations);

                               Guaranty Agreement

            (v) any failure of the Administrative Agent or any Bank to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under this Agreement, the Administrative Agent and the Banks being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

            (vi) any counterclaim, set-off or other claim which the Borrower or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

            (vii) any failure of the Administrative Agent or any Bank or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

            (viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, sindico, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

            (ix) any action taken by the Administrative Agent or any Bank that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or

            (x) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

            (c) To the fullest extent permitted by law, each Guarantor expressly waives, for the benefit of the Administrative Agent and the Banks, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section
2.01 hereof), and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement, any Note or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

                               Guaranty Agreement

            (d) Each Guarantor further waives, to the fullest extent permitted by law, any right to which it may be entitled, including, without limitation:

            (i) that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Borrower's obligations under the Credit Agreement prior to any amounts being claimed from or paid by any Guarantor;

            (ii) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Guarantor;

            (iii) to have its obligations hereunder be divided among the Guarantors, such that each Guarantor's obligation would be less than the full amount claimed; and

            (iv) to the extent applicable, under Articles 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2837, 2838, 2839, 2840, 2842,
      2845 and 2846 of Mexico's Civil Code.

            2.03 Reinstatement. The obligations of each Guarantor under this
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and the Banks on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel, but without duplication of the obligations of the Borrower under the Credit Agreement) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

            2.04 Subrogation. The Guarantors hereby jointly and severally agree that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under the Credit Agreement, they shall not exercise any right or remedy arising by reason of any performance by any of them of their guarantee in Section 2.01 hereof, whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            2.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Administrative Agent and the Banks, the obligations of the Borrower under the Credit Agreement, the Notes or any other Loan Documents may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the

                               Guaranty Agreement

Borrower) shall forthwith become due and payable by such Guarantor for purposes of said Section 2.01.

            2.06 Payments. All payments by the Guarantors under this Agreement shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in the Credit Agreement and free and clear of any and all present and future Covered Taxes.

            2.07 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any of the Guaranteed Obligations, each other Guarantor shall, on written demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section
2.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this
Section 2.07 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 2.07, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors hereunder) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and
(B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

            Section 3. Representations and Warranties. Each Guarantor represents and warrants to the Administrative Agent and the Banks that:

            3.01 Organization; Power and Authority. Such Guarantor (a) is a corporation duly organized and validly existing under the laws of Mexico, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, (c) is qualified to do business and is in good standing in all jurisdictions in which the

                               Guaranty Agreement
nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect, (d) has full power, authority and legal right to make and perform the Guaranty Agreement, (e) is in material compliance with all applicable laws and regulations and (f) is a Subsidiary of the Borrower and thus will derive substantial direct and indirect benefit from the Guaranteed Obligations.

            3.02 Due Authorization, Legality, Etc. The making and performance by such Guarantor of this Agreement and all other documents and instruments to be executed and delivered hereunder by such Guarantor have been duly authorized by all necessary corporate action, and do not and will not contravene (a) the estatutos sociales of such Guarantor, (b) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as now in effect, or (c) any material agreement, instrument or contractual restriction binding on or affecting such Guarantor or any of its Property, and do not and will not result in the imposition of any Lien on any Property of such Guarantor.

            3.03 No Additional Authorization Required. No license, consent, authorization or approval or other action by, or notice to or registration or filing with, any Governmental Authority, and no other third-party consent or approval is necessary, for the due execution, delivery and performance by such Guarantor of this Agreement or for the legality, validity or enforceability of this Agreement.

            3.04 Legal Effect. This Agreement has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration, indemnification, contribution and the availability of equitable remedies may be limited by equitable principles of general applicability.

            3.05 Ranking. The payment obligations of such Guarantor hereunder are unconditional, unsecured and unsubordinated general obligations of such Guarantor, and rank and will at all times rank at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of such Guarantor, except that in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quotas, retirement fund quotas and secured obligations (to the extent of the value of the relevant collateral) will have priority over claims of the Administrative Agent and the Banks.

            3.06 No Actions or Proceedings. There are no legal or arbitral proceedings, or proceedings by or before any Governmental Authority, now pending or (to the knowledge of such Guarantor) threatened against such Guarantor that
(a) could reasonably be expected to have a Material Adverse Effect or (b) purport to affect the legality, validity or enforceability of this Agreement.

            3.07 Commercial Activity; Absence of Immunity. Such Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement, and the making and performance of this Agreement by such Guarantor constitute private and commercial acts

                               Guaranty Agreement
rather than public or governmental acts. Such Guarantor is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under this Agreement.

            3.08 Taxes. There is no income, stamp or other tax, levy, assessment, impost, deduction, charge or withholding of any kind imposed by Mexico (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction, charge or withholding) either (a) on or by virtue of the execution or delivery of this Agreement or (b) on any payment to be made by such Guarantor pursuant to this Agreement, other than any such tax, levy, assessment, impost, deduction, charge or withholding imposed on any Person as a result of such Person being organized under the laws of Mexico or by virtue of its having a permanent establishment in Mexico to which income under this Agreement is attributable or its Applicable Lending Office being located in Mexico, except for withholding tax on payments of interest and fees deemed to be interest to Banks that are not Mexican Banks. Such Guarantor has filed all tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP.

            3.09 Environmental Matters. The operations and Property of such Guarantor comply with all applicable Environmental Laws, except to the extent the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            3.10 Investment Company Act. Such Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.11 Solvency. Such Guarantor is, and after giving effect to the making of the Loans and the use of proceeds thereof (including without limitation the incurrence of the Guaranteed Obligations) will be, Solvent.

            3.12 Legal Form. This Agreement is in proper legal form under the law of Mexico for the enforcement thereof against such Guarantor under such law, and if it were stated to be governed by such law, it would constitute a legal, valid and binding obligation of such Guarantor under such law, enforceable in accordance with its terms. All formalities required in Mexico for the validity and enforceability of this Agreement have been accomplished and no Covered Taxes are required to be paid and no notarization is required for the validity and enforceability hereof, provided, that in the event any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings needs to be prepared by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

                               Guaranty Agreement

            Section 4. Covenants. Each Guarantor covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower under the Credit Agreement:

            4.01 Corporate Existence. Such Guarantor will (i) preserve and maintain its legal existence and (ii) preserve and maintain all of its material rights, privileges, licenses and franchises (provided, that nothing in this Section 4.01 shall prohibit any transaction expressly permitted under Section
8.09 of the Credit Agreement).

            4.02 Compliance with Law. Such Guarantor will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including without limitation IMSS, INFONAVIT and SAR and all Environmental Laws and laws relating to social security) except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

            4.03 Payment of Obligations. Such Guarantor will pay and discharge, at or before maturity all of their respective material obligations and liabilities (including, without limitation, claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien) and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and where the failure to pay or discharge such tax, assessment, charge or levy would not result in a Material Adverse Effect.

            4.04 Maintenance of Property; Insurance. Such Guarantor will (a) maintain all of its Property useful and necessary in the business conducted by the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted; and (b) maintain insurance with creditworthy insurance companies against such risks and in such amounts as are usually maintained or insured against in Mexico (or other relevant jurisdictions in which such Guarantor conducts its operations) by other companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

            4.05 Governmental Authorizations. Such Guarantor will promptly from time to time obtain or make and maintain in full force and effect all licenses, consents, authorizations and approvals of, and filings and registrations with, any Governmental Authority from time to time necessary under the laws of Mexico for the making and performance by such Guarantor of this Agreement

            4.05 Ranking. Such Guarantor will promptly take all actions as may be necessary to ensure that the payment obligations of such Guarantor under this Agreement will at all times constitute unconditional, unsecured and unsubordinated general obligations of such Guarantor ranking at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of such Guarantor (other than Indebtedness having priority by operation of law).

                               Guaranty Agreement

            Section 5. Miscellaneous.

            5.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            5.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex (and the appropriate answerback is received) or personally delivered or, in the case of a telecopy or mailed notice, upon receipt, in each case given or addressed as aforesaid.

            5.03 Expenses, Etc. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the Banks for all of their out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default hereunder.

            5.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower (which for this purpose is appointed the attorney-in-fact of each Guarantor, which appointment is irrevocable and coupled with an interest) and the Administrative Agent. Any such amendment or waiver shall be binding upon the Bank, each holder of any of the Guaranteed Obligations and each Guarantor. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

            5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns, provided, that, except as expressly permitted by Section 8.09 of the Credit Agreement, no Guarantor may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                               Guaranty Agreement

            5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            5.08 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

            5.09 Jurisdiction, Service of Process and Venue.

            (a) Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

            (b) Each Guarantor hereby irrevocably appoints National Registered Agents, Inc., in New York, New York (the "Process Agent"), with an office on the date hereof at 440 9th Avenue, 5th Floor, New York, NY 10001, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of such Guarantor and its Property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and such Guarantor agrees that the failure of the Process Agent to give any notice of any such service of process to such Guarantor shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable as long as the Loans are outstanding, except that if for any reason the Process Agent appointed hereby ceases to act as such, such Guarantor will, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan, New York as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. Each Guarantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Each Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section in full force and effect and to cause the Process Agent to act as such.

            (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Bank to serve any such process or summonses in any other manner permitted by applicable law.

            (d) Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Southern District of New York or any New York State Court sitting

                               Guaranty Agreement
in the Borough of Manhattan, New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any Guarantor is or may be subject, by suit upon judgment.

            5.10 Waiver of Jury Trial. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            5.11 Waiver of Immunity. To the extent that any Guarantor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

            5.12 Judgment Currency. This is a guaranty of an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of each Guarantor under this Agreement to make payment in Dollars shall not be discharged or satisfied by any currency or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the recipient may in accordance with normal banking procedures purchase Dollars in the amount originally due to such recipient with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 5.12 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at New York, New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or any Bank hereunder (in this Section 5.12 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                               Guaranty Agreement

            5.13 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

            5.14 Set-Off. Without limiting any of the obligations of any Guarantor or the rights of the Administrative Agent or the Banks hereunder, if any Guarantor shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, without prior notice to such Guarantor (which notice is expressly waived by such Guarantor to the fullest extent permitted by applicable law), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and any other obligations at any time held or owing by such Bank or any Subsidiary, Affiliate, branch or agency thereof to or for the credit or account of such Guarantor. Such Bank shall promptly provide notice to such Guarantor of such set-off, provided, that failure by such Bank to provide such notice to such Guarantor shall not give such Guarantor any cause of action or right to damages or affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) that such Bank may have.

            5.15 Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                               Guaranty Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CITIBANK, N.A.,
                                            as Administrative Agent

                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Guarantors

                                          CIA. PAPELERA MALDONADO, S.A. de C.V.

                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico



                                          PONDERCEL, S.A. de C.V.

                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                               Guaranty Agreement

                                          PAPELES HIGIENICOS DE MEXICO,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico



                                          INDUSTRIAL PAPELERA MEXICANA,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:

                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                               Guaranty Agreement

                                          PAPELERA DE CHIHUAHUA, S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico



                                          PAPELES HIGIENICOS DEL CENTRO,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                                          MAQUINARIA y EQUIPO PAPELERA,
                                            S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                               Guaranty Agreement

                                          MAQUINARIA y EQUIPO PACHISA,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico


                                          SACOS y ENVASES INDUSTRIALES,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                               Guaranty Agreement

                                          COPAMEX COMERCIAL, S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico



                                          COMERCIAL RECICLADORA,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                               Guaranty Agreement

                                          INPAMEX PLANTA HUEHUETOCA,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico


                                          COMERCIALIZADORA COPAMEX,
                                          S.A. de C.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          Address for Notices:
                                          Copamex, S.A. de C.V.
                                          Montes Apalaches #101
                                          Residencial San Agustin
                                          C.P. 66260 Garza Garcia, N.L.
                                          Mexico

                               Guaranty Agreement

                                                                      EXHIBIT C

                            FORM OF OPINION OF GENERAL COUNSEL
                              TO THE BORROWER AND GUARANTORS

                                                ___________, 2000

To each of the Banks and the Administrative
Agent party to the Credit Agreement referred to below

Ladies and Gentlemen:

            I am General Counsel to Copamex, S.A. de C.V. (the "Borrower") and Cia. Papelera Maldonado, S.A. de C.V., Pondercel, S.A. de C.V., Papeles Higienicos de Mexico, S.A. de C.V., Industrial Papelera Mexicana, S.A. de C.V., Papelera de Chihuahua, S.A. de C.V., Papeles Higienicos del Centro, S.A. de C.V., Maquinaria y Equipo Papelera, S.A. de C.V., Maquinaria y Equipo Pachisa, S.A. de C.V., Sacos y Envases Industriales, S.A. de C.V., Copamex Comercial, S.A. de C.V., Comercial Recicladora, S.A. de C.V., Inpamex Planta Huehuetoca, S.A. de C.V. and Comercializadora Copamex, S.A. de C.V. (collectively, "Guarantors"), in connection with the Credit Agreement dated as of March 13, 2000 (the "Credit Agreement"), entered into among the Borrower, the several Banks and other financial institutions from time to time parties thereto (the "Banks"), Citibank, N.A., ----- as Administrative Agent, and Salomon Smith Barney Inc. as Lead Arranger, pursuant to which loans in an aggregate principal amount up to USD $130,000,000.00 may be made to the Borrower. This opinion is delivered to you pursuant to Section 6.01(f)(1) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined, unless otherwise defined herein.

            In connection with the opinion expressed below, I have reviewed:

            (1) the Credit Agreement;

            (2) the form, attached to the Credit Agreement as Exhibit A, of the Note;

            (3) the Guaranty Agreement;

            (4) the estatutos sociales of the Borrower and each of the Guarantors;

            (5) the powers-of -attorney granted to each officer of the Borrower and each Guarantor executing the Credit Agreement, the Notes and the Guaranty Agreement on its behalf; and

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

            (6) such other documents as we have deemed relevant or appropriate in connection with the giving of this opinion.

            I have assumed, without any independent investigation or verification of any kind, (i) the due authorization, execution and delivery by each of the parties, the genuineness of all signatures on any of the transaction documents and the legal capacity of all natural persons executing such documents, other than in each case the Borrower and each of the Guarantors, of the Credit Agreement and by the Administrative Agent of the Guaranty Agreement, and the power and authority of the Banks and the Administrative Agent, under all applicable laws, rules, regulations and their constitutive documents to enter into the Credit Agreement or the Guaranty Agreement, as the case may be; (ii) the validity, binding effect and enforceability of the Credit Agreement, the Notes and the Guaranty Agreement under the laws of the State of New York, United States, or any other applicable law (other than the laws of Mexico); (iii) the genuineness and authenticity of all opinions, documents and papers submitted to me; and (iv) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof. As to questions of fact material to the opinions hereafter expressed, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or each of the Guarantors and its officers.

            In addition, I have assumed that the relevant parties have satisfied those legal requirements that are applicable to each of them under the applicable law other than the law of Mexico to the extent necessary to make the Credit Agreement, the Notes and the Guaranty Agreement enforceable against each of them.

            I express no opinion as to any laws other than the laws of the United Mexican States ("Mexico") and I have assumed that there is nothing in any other law that affects my opinion, which is delivered based upon Mexican law applicable on the date hereof. In particular, I have made no independent investigation of the laws of the United States or any state or other political subdivision thereof or therein as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws.

            With respect to certain statements made by me herein concerning my knowledge of factual matters, the phrase "to the best of my knowledge" and any similar phrase means that, during the course of my representation of the Borrower and the Guarantors for purposes of the Credit Agreement, the Notes and the Guaranty Agreement, no information has come to my attention which has given me actual knowledge of the existence or absence of such facts, and other than reviewing my files and records in respect of each of such companies and the documents and records described above, I have not undertaken any independent investigations to determine the existence or absence of such facts.

            Based upon the foregoing and subject to the further qualifications set forth below, I am of the opinion that:

            (a) The Borrower and each Guarantor is a corporation (sociedad anonima de capital variable) duly organized and validly existing under the laws of Mexico.

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

            (b) (i) The Borrower has full power, authority and legal right to make and perform each of the Credit Agreement and the Notes and to borrow Loans under the Credit Agreement; and, (ii) each Guarantor has full power, authority and legal right to make and perform the Guaranty Agreement.

            (c) (i) The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes and the consummation of the transactions contemplated by the Credit Agreement and the Notes have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or the estatutos sociales of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding on the Borrower, or result in the creation or imposition of any Lien on any asset of the Borrower; and (ii) the execution, delivery and performance by each Guarantor of the Guaranty Agreement and the consummation of the transactions contemplated in the Guaranty Agreement, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or the estatutos sociales of such Guarantor or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding on of such Guarantor, or result in the creation or imposition of any Lien on any asset of such Guarantor.

            (d) No authorization or approval or other action by, or notice to or filing with, any Governmental Authority in Mexico is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes and by each Guarantor of the Guaranty Agreement, for the validity or enforceability of the Credit Agreement, the Notes and the Guaranty Agreement or for the enforcement of the rights and remedies of the Administrative Agent and each of the Banks under the Credit Agreement, the Notes and the Guaranty Agreement.

            (e) Each of the Credit Agreement, the Notes and the Guaranty Agreement have been duly executed and delivered by the Borrower and each Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor, as the case may be, in accordance with its respective terms.

            (f) To the best of my knowledge, there are no legal or governmental proceedings pending to which the Borrower or any Guarantor is a party or of which any Property of the Borrower or any Guarantor is subject which, if determined adversely to the Borrower or such Guarantor, would have a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by Governmental Authorities in Mexico.

            (g) The Credit Agreement, the Notes and the Guaranty Agreement are in proper legal form under the laws of Mexico for the enforcement thereof against the Borrower and the Guarantors. It is not necessary under the laws of Mexico (i) in order to enable the Banks to enforce their rights under the Credit Agreement, the Notes and the Guaranty Agreement or (ii) solely by reason of the execution, delivery or performance of the Credit Agreement, the Notes and the Guaranty Agreement, that any of the Banks or the Administrative Agent be licensed,

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors
qualified or entitled to carry on business in Mexico (except as required by the Credit Agreement).

            (h) None of the Administrative Agent, the Lead Arranger, or any Bank will, under current law, be deemed resident, domiciled, carrying on business or subject to taxation in Mexico (except for the withholding tax on interest, commissions and fees described in paragraph (i) below), by reason solely of the execution, delivery, performance or enforcement of the Credit Agreement, the Notes and the Guaranty Agreement, provided that such Bank does not have a permanent establishment or a fixed base ("base fija") in Mexico, for tax purposes to which income under the Credit Agreement, the Notes and the Guaranty Agreement is attributable.

            (i) There is no tax, impost, deduction or withholding imposed by Mexico or any political subdivision thereof or therein on or by virtue of the execution, delivery, enforcement or performance of the Credit Agreement, the Notes and the Guaranty Agreement, except for withholding taxes imposed on payments of interest and fees made under the Credit Agreement, the Notes and the Guaranty Agreement by the Borrower or any Guarantor, as the case may be, to any Bank that is not a resident of Mexico for tax purposes, imposed under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta).

            (j) To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement, the Notes and the Guaranty Agreement in Mexico, it is not necessary that the Credit Agreement, the Notes and the Guaranty Agreement or any other document be filed or recorded with any court or other authority in Mexico.

            (k) The choice of New York law as the governing law of the Credit Agreement, the Notes and the Guaranty Agreement is a valid choice of law. The submission to the jurisdiction of the United States District Court for the Southern District of New York, or to the courts of the State of New York sitting in the City of New York by the Borrower and each Guarantor under the Credit Agreement, the Notes and the Guaranty Agreement is a valid submission to jurisdiction under Mexican law.

            (l) A judgment rendered by the United States District Court for the Southern District of New York, or any New York State court sitting in New York City pursuant to a legal action instituted before such courts in connection with the Credit Agreement, the Notes or the Guaranty Agreement would be enforceable against the Borrower or any Guarantor in the competent courts of Mexico pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedure and
Article 1347A of the Commerce Code, which provides inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided, that:

            (i) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Credit Agreement, the Notes and the Guaranty Agreement;

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

            (ii) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action as opposed to an in rem action;

            (iii) service of process was made personally on the Borrower or any
                  Guarantor or on the appropriate process agent (a court of Mexico would consider the service of process upon the duly appointed agent, by means of a notarial instrument, to be personal service of process meeting procedural requirements of Mexico), provided such service of process is personally made upon the process agent;

            (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

            (v) the applicable procedural requirements under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), are complied with;

            (vi)  such judgment is final in the jurisdiction where obtained;

            (vii) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

            (viii)any such foreign courts would enforce final judgments issued by the federal or state courts of Mexico as a matter of reciprocity; and certain rights and remedies provided for in the Guaranty Agreement may not be enforced under Mexican law to the extent they permit, appropriation or liquidation of any collateral, if no judicial process in compliance with due process requirements is effected.

            (m) The Notes qualify as negotiable instruments (titulos de credito) under Mexican law and may be enforced through executing proceedings (accion ejecutiva mercantil) under Mexican law.

            (n) The payment obligations of the Borrower under the Credit Agreement and each Guarantor under the Guaranty Agreement rank and will rank, under current law, at least pari passu in priority of payment with all other unsecured and unsubordinated Indebtedness of the Borrower and each such Guarantor, respectively.

            (o) If a bankruptcy proceeding were brought before a Mexican court against any of the Guarantors, such court would apply the Mexican Bankruptcy Law in such proceeding.

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

Under the Mexican Bankruptcy Law, if at the time of execution and effectiveness of the Guaranty Agreement such Guarantor were not insolvent (i.e. it were not unable to pay its obligations that were due and payable at such time) the obligations of any such Guarantor under the Guaranty Agreement should not be deemed invalid by such Mexican court, but payment would be subject to the terms of the Mexican Bankruptcy Law.

            (p) The Borrower and each Guarantor is subject to civil and commercial law with respect to its obligations under the Credit Agreement, the Notes and the Guaranty Agreement, as the case may be, and the making and performance of the Credit Agreement and the Notes by the Borrower and of the Guaranty Agreement by the Guarantors constitute private and commercial acts rather than public or governmental acts. Under the laws of the Mexico, neither the Borrower nor any Guarantor is entitled to any immunity on the grounds of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under the Credit Agreement, the Notes or the Guaranty Agreement.

            My opinion is subject to the following qualifications:

            1. Enforcement may be limited or affected by suspension of payments, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally (among other things, interest or principal will not accrue after declaration of bankruptcy, on any unsecured ("quirografario") indebtedness and therefore will not be granted senior status under Mexican law and pursuant to
                  Article 128-II of the Mexican Bankruptcy Law the Borrower's or any Guarantor's obligations in foreign currency may be converted into Mexican currency at the rate of exchange in force on the date the declaration of bankruptcy or suspension of payment is made); also, pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, Social Security quotas, Workers' Housing Fund quotas, Retirement Fund quotas and secured senior indebtedness, will have priority over claims of the Banks;

            2. I note that the payment of interest on interest is prohibited by Mexican law;

            3. In the event that proceedings are brought in Mexico seeking performance of the Borrower's or any Guarantor's obligations in Mexico, as the case may be, pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), the Borrower or such Guarantor may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange fixed by Banco de Mexico in Mexico for the date when payment is made and, consequently Section 11.14 of the Credit Agreement and Section 5.12 of the Guaranty Agreement may not be enforceable in Mexico;

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

            4. In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

            5. The exercise of any prerogatives of the Banks although they may be discretionary should be supported by the factual assumptions required for their reasonable exercise; in addition, under Mexican law, the Borrower or any Guarantor will have the right to contest in court any notice or certificate of such Bank purporting to be conclusive and binding;

            6. Claims may become barred under the statute of limitations or may be or become subject to defenses or set-off or counterclaim;

            7. Except as specifically stated herein, we make no comments with regard to any representations which may be made by the Borrower or any Guarantor in any of the documents referred to above or otherwise;

            8. As to the provisions contained in the Credit Agreement, the Notes and the Guaranty Agreement, regarding service of process, it should be noted that service of process by mail or hand delivery does not constitute personal service under Mexican law and, since such service is considered to be a basic procedural requirement under such law, if for purposes of proceedings outside Mexico service of process is made by mail or hand delivery, I believe a final judgment based on such process would not be enforced by the courts of Mexico;

            9. I note that covenants of the Borrower or any Guarantor which purport to bind it on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares issued by the Borrower or any guarantor, are not enforceable, under Mexican law, through specific performance;

            10. In any proceedings brought to the courts of Mexico for the enforcement of the Credit Agreement or the Notes against the Borrower, or the Guaranty Agreement against any Guarantor, a Mexican court would apply Mexican procedural law in such proceedings; and

            11.   With respect to Section 11.11 of the Loan Agreement and
                  Section 5.09(b) of the Guaranty Agreement, we note that the irrevocable nature of the appointment of National Registered Agents, Inc. as the authorized agent for service of process of each of the Borrower and the Guarantors may not be enforceable under Mexican Law.

                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

            This opinion is addressed to you solely for your benefit and it is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my express consent.

                                    Very truly yours,


                            Form of Opinion of General Counsel
                              to the Borrower and Guarantors

                                                                       EXHIBIT D


                                    FORM OF OPINION OF
                         SPECIAL NEW YORK COUNSEL TO THE BORROWER
                                      AND GUARANTORS

To the Banks signatory to the Credit Agreement referred to below and the Administrative Agent referred to below

c/o Citibank, N.A., as
   Administrative Agent

Ladies and Gentlemen:

            We have acted as special New York counsel for Copamex, S.A. de C.V. (the "Company'), in connection with the Credit Agreement dated as of March 13, 2000 (the "Credit Agreement") among the Company, the Banks as defined therein (the "Banks") and Citibank, N.A., as Administrative Agent (the "Administrative Agent"). This opinion is furnished to you pursuant to Section 6.01(f)(2) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

            In arriving at the opinions expressed below, we have reviewed the following documents:

            (a) an executed copy of the Credit Agreement, including the form of Note attached as Exhibit A thereto; and

            (b) an executed copy of the Guaranty Agreement, dated as of March 13, 2000 (the "Guaranty Agreement"), among Cia. Papelera Maldonado, S.A. de C.V., Pondercel, S.A. de C.V., Papeles Higienicos de Mexico, S.A. de C.V., Industrial Papelera Mexicana, S.A. de C.V., Papelera de Chihuahua, S.A. de C.V., Papeles Higienicos del Centro, S.A. de C.V., Maquinaria y Equipo Papelera, S.A. de C.V., Maquinaria y Equipo Pachisa, S.A. de C.V., Sacos y Envases Industriales, S.A. de C.V., Copamex Comercial, S.A. de C.V., Comercial Recicladora, S.A. de C.V., Inpamex Planta Huehuetoca, S.A. de C.V. and Comercializadora Copamex, S.A. de C.V. (the "Guarantors") and the Administrative Agent.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Guarantors and such other instruments and other certificates of public officials, officers and representatives of the Company and the Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                   Form of Opinion of Special New York Counsel
                         to the Borrower and Guarantors

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures on any such documents and the legal capacity of all natural persons executing such documents. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of the representations and warranties of the Company contained in the Credit Agreement and of the Guarantors contained in the Guaranty Agreement, (ii) that each of the Company, the Guarantors and each other party to the Credit Agreement and the Guaranty Agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make the Credit Agreement and the Guaranty Agreement enforceable against it (except that no such assumption is made as to the Company or the Guarantors regarding matters of the federal law of the United States or the law of the State of New York),
(iii) that upon execution and delivery of the Notes the Company will have satisfied those legal requirements that are applicable to it to the extent necessary to make the Notes enforceable against it (except that no such assumption is made regarding matters of the federal law of the United States or the law of the State of New York) and (iv) that the Notes will conform to the form thereof that we have examined.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1. The Credit Agreement is a valid, binding and enforceable obligation of the Company.

            2. Each of the Notes, when duly executed and delivered by the Company, will be a valid, binding and enforceable obligation of the Company.

            3. The Guaranty Agreement is a valid, binding and enforceable obligation of each of the Guarantors.

            The foregoing opinions are subject to the following further assumptions and qualifications:

            (a) Our opinions above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity and to judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

            (b) We express no opinion as to: (i) the Spanish text of the Notes or (ii) the effect of the proviso to the governing law clause contained in the Notes on the validity or effectiveness of the choice of New York law contained in the Notes.

            (c) We express no opinion as to: (i) the enforceability of the indemnification provisions contained in the second paragraph of Section 11.03 of the Credit Agreement, (ii) Section 4.07(a) of the Credit Agreement to the extent it purports to grant a right of set-off, (iii) Section 11.14 of the Credit Agreement and (iv) Section 5.12 of the Guaranty Agreement, relating to judgment currency.

                   Form of Opinion of Special New York Counsel
                         to the Borrower and Guarantors

            (d) With respect to Section 11.11 of the Credit Agreement and
Section 5.09 of the Guaranty Agreement, (i) we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Credit Agreement, the Guaranty Agreement or the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. ss.1332 does not exist, and (ii) we note that the designation of the United States District Court for the Southern District of New York as the venue for any suit, action or proceeding relating to the Credit Agreement, the Guaranty Agreement and the Notes is subject to the power of such court to transfer action pursuant to 28 U.S.C. ss.1404(a) or to dismiss such an action on the grounds that it is an inconvenient forum for such an action.

            (e) We express no opinion as to the enforceability of the waivers of immunity contained in Section 11.13 of the Credit Agreement and Section 5.11 of the Guaranty Agreement to the extent that any waiver purports to apply to immunity to which the Company or any Guarantor may become entitled after the date thereof. The enforceability of such waivers of immunity is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

            (f) The enforceability of provisions in the Credit Agreement and the Guaranty Agreement to the effect that the terms thereof may not be waived or modified except in writing may be limited under certain circumstances.

            The opinions expressed herein are limited to the federal law of the United States and the law of the State of New York.

            We are furnishing this opinion solely for your benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any purpose.

                                    Very truly yours,

                                    By:
                                       ---------------------------

                   Form of Opinion of Special New York Counsel
                         to the Borrower and Guarantors

                                                                      EXHIBIT E

                   FORM OF OPINION OF SPECIAL MEXICAN COUNSEL
                           TO THE ADMINISTRATIVE AGENT

                                                _________, 2000

To each of the Banks
  and the Administrative Agent party
  to the Credit Agreement referred to below

Ladies and Gentlemen:

            We have acted as special Mexican counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement, dated as of March 13, 2000 (the "Agreement"), among Copamex, S.A. de C.V. (the "Borrower"), the several banks parties thereto and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined, unless otherwise defined herein. This opinion is delivered to you pursuant to Section 6.01(f)(3) of the Credit Agreement.

            In connection with this opinion, we have examined and have relied on originals or copies certified or otherwise identified to our satisfaction, of:

            (a)  the Credit Agreement;

            (b)  the form of the Notes;

            (c)  the Guaranty Agreement;

            (d) the estatutos sociales of the Borrower and each of the Guarantors; and

            (e) the powers-of-attorney granted to each officer of the Borrower and each Guarantor executing the Credit Agreement, the Notes and the Guaranty Agreement on its behalf;

            (f) all such other corporate documents and instruments and such certificates or comparable documents of public officials and of officers and representatives of the Borrower and each Guarantor, and have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinion expressed below.

            In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, (ii) the due authority of, and the due execution by, the parties (other than the Borrower and the Guarantors) executing the Credit Agreement, the Notes

                  Form of Opinion of Special Mexican Counsel
                          to the Administrative Agent
and the Guaranty Agreement, (iii) that all approvals that are necessary for the validity or enforceability of the Credit Agreement, the Notes and the Guaranty Agreement (other than approvals required under the laws of Mexico, which are addressed below), have been obtained and are in full force and effect, and (iv) the validity, binding effect and enforceability of the Credit Agreement, the Notes and the Guaranty Agreement under the laws of the State of New York, United States. As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower and the Guarantors or their respective officers.

            We have made no independent investigation of the laws of the United States or any state thereof as a basis for the opinion stated herein and have assumed that there is nothing in any such laws that affects our opinion.

            Based upon the foregoing and subject to the qualifications specified below we are of the opinion that:

      (1) The Borrower and each Guarantor is a sociedad anonima de capital variable duly organized and validly existing under the laws of Mexico.

      (2) (i) The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes is within the Borrower's corporate powers, has been duly authorized by all necessary corporate action and do not contravene any Mexican law, rule or regulation known to us, or the estatutos sociales of the Borrower.

            (ii) The execution, delivery and performance by each Guarantor of the Guaranty Agreement is within such Guarantor's corporate powers, has been duly authorized by all necessary corporate action, and do not contravene any Mexican law, rule or regulation known to us, or the estatutos sociales of any Guarantor.

      (3) (i) The Credit Agreement has been duly executed and delivered by the Borrower and the Credit Agreement constitutes, and each Note when duly executed and delivered by the Borrower for value will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

            (ii) The Guaranty Agreement has been duly executed and delivered by each Guarantor, and constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms.

      (4) No authorization or approval by, and no notice to or filing with, any governmental authority in Mexico, is required for the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes or by any Guarantor of the Guaranty Agreement.

      (5) There is no tax, deduction or withholding imposed by Mexico or any political subdivision thereof either (i) on or by virtue of the execution or delivery of the Credit Agreement, the Notes or the Guaranty Agreement or (ii) on any payment to be made by the Borrower or any Guarantor pursuant thereto, other than withholding taxes payable by the

                  Form of Opinion of Special Mexican Counsel
                          to the Administrative Agent

Borrower or any Guarantor on payments of interest, commissions and fees made by the Borrower or any such Guarantor, as the case may be, to a non-resident of Mexico for tax purposes.

      (6) The choice of the law of the State of New York, United States, as the governing law of the Credit Agreement, the Notes and the Guaranty Agreement is a valid choice of law.

      (7) A judgment rendered by the United States District Court for the Southern District of New York, or any New York State court sitting in New York City pursuant to a legal action instituted before such courts in connection with the Credit Agreement, the Notes or the Guaranty Agreement would be enforceable against the Borrower or any Guarantor in the competent courts of Mexico pursuant to Article 1347A of the Commerce Code, which provides inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided, that:

            (i) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Credit Agreement, the Notes, or the Guaranty Agreement, as the case may be.

            (ii) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

            (iii) service of process was made personally on the defendant or on the appropriate process agent;

            (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

            (v) the applicable procedure under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

            (vi) such judgment is final in the jurisdiction where obtained; and

            (vii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgment in such jurisdiction.

      (8) None of the Administrative Agent, the Lead Arranger, or any Bank will, under current law, be deemed to be a resident or subject to taxation in Mexico (except for the withholding tax on interest, commissions and fees described in paragraph (5) above) by reason solely of the execution, delivery or performance of the Credit Agreement, the Notes or the Guaranty Agreement.

      (9) It is not necessary under the law of Mexico (i) in order to enable the Banks to enforce their rights under the Credit Agreement, the Notes and the Guaranty Agreement in Mexico or (ii) by reason of the execution, delivery or performance of such documents, that any such Bank should be licensed or otherwise qualified to carry on business in Mexico.

      (10) The Credit Agreement and the Guaranty Agreement are, and each Note when duly executed and delivered in accordance with the Credit Agreement will be, in proper legal form under the law of Mexico for the enforcement thereof against the Borrower and the Guarantors.

      (11) To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement, the Notes and the Guaranty Agreement in Mexico, it is not necessary that such documents or any other document be filed or recorded with any authority in Mexico.

      (12) The payment obligations of the Borrower under the Credit Agreement and of each Guarantor under the Guaranty Agreement rank and will rank, under current law, at least pari passu in priority of payment with all other unsecured and unsubordinated Indebtedness of the Borrower and each such Guarantor, respectively.

      (13) The Notes, if executed and delivered in the form provided in the Credit Agreement, would qualify as negotiable instruments (titulos de credito) under Mexican law and may be enforced through executory proceedings (accion ejecutiva mercantil).

            The foregoing opinion is subject to the following qualifications:

            (a) enforcement of the Credit Agreement, the Notes and the Guaranty Agreement may be limited by bankruptcy, suspension of payments, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally;

            (b) in any proceedings brought to the courts of Mexico for the enforcement of the Credit Agreement or the Notes against the Borrower, or the Guaranty Agreement against any Guarantor, a Mexican court would apply Mexican procedural law in such proceedings;

            (c) in the event that proceedings are brought to Mexico, seeking performance of the obligations of the Borrower, or any Guarantor in Mexico, pursuant to the Mexican Monetary Law, the Borrower or such Guarantor, as the case may be, may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made, and, consequently,
Section 11.14 of the Credit Agreement and Section 5.12 of the Guaranty Agreement, may not be enforceable in Mexico;

            (d) provisions of the Credit Agreement and the Guaranty Agreement granting discretionary authority to the Administrative Agent or the Banks cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, under Mexican

                  Form of Opinion of Special Mexican Counsel
                          to the Administrative Agent
law, the Borrower and the Guarantors will have the right to contest in court any notice or certificate of the Administrative Agent or any Bank purporting to be conclusive and binding;

            (e) in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court, after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

            (f) in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quotas and retirement fund quotas will have priority over claims of the Administrative Agent and the Banks;

            (g) with respect to provisions contained in the Credit Agreement and the Guaranty Agreement in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico, service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico;

            (h) covenants of the Borrower or the Guarantors which purport to bind them on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares issued by the Guarantors or their respective subsidiaries, are not enforceable, under Mexican law, through specific performance but may result in an acceleration of amounts payable under the Credit Agreement; and

            (i) Mexican law does not permit the collection of interest on interest.

            We express no opinion as to any laws other than the laws of Mexico. Insofar as the opinions set forth above are governed by New York law, we have relied, without making any independent investigation with respect thereto, and with your consent, solely on the opinion of Milbank, Tweed, Hadley & McCloy LLP dated the date hereof, and the form of which is included as an Exhibit to the Credit Agreement. To the extent such opinion contains assumptions and qualifications, this opinion shall be subject to such assumptions and qualifications.

            This opinion is addressed to you solely for your benefit and it is not to be transferred to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public documents or filed with anyone without our express consent. You may, however, provide a copy to Milbank, Tweed, Hadley & McCloy LLP, who may rely on this opinion.

                                          Very truly yours,

                  Form of Opinion of Special Mexican Counsel
                          to the Administrative Agent

                                                                      EXHIBIT F

                   FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                           TO THE ADMINISTRATIVE AGENT

                                                ___________, 2000

To each of the Banks
  and the Administrative Agent party
  to the Credit Agreement referred to below

Ladies and Gentlemen:

            We have acted as special New York counsel to Citibank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") in connection with the Credit Agreement dated as of March 13, 2000 (the "Credit Agreement"), among Copamex, S.A. de C.V. (the "Borrower"), the banks and other financial institutions from time to time parties thereto (the "Banks") and the Administrative Agent, and the related Guaranty Agreement.

            This opinion is furnished to you pursuant to Section 6.01(f)(4) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

            In arriving at the opinions expressed below, we have examined and relied on the following documents:

            (i)  the Credit Agreement;

            (ii)  the Guaranty Agreement; and

            (iii) the form of Note attached to the Credit Agreement as Exhibit A;

and we have made such investigations of law as we have deemed appropriate for purposes of this opinion.

            The documents referred to in the foregoing clauses (i) and (ii) and the Notes, when issued and delivered in accordance with the Credit Agreement, are herein referred to as the "Credit Documents" and the Borrower and the Guarantors are herein referred to as the "Credit Parties").

            In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the documents listed above. We have also assumed that all licenses, authorizations and approvals of (including any exchange control approvals), and all filings or registrations with, any Governmental Authority of Mexico

                  Form of Opinion of Special New York Counsel
                          to the Administrative Agent
necessary for the making and performance by the Credit Parties of the Credit Documents have been duly obtained and made.

            In rendering the opinions expressed below, we have assumed, with respect to the Credit Documents, that:

            (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by (or, in the case of the Notes, will be duly executed and delivered by), and (except to the extent set forth in the opinions below as to the Credit Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto;

            (ii) all signatories to the Credit Documents have been duly authorized;

            (iii) all of the parties to the Credit Documents are duly organized and validly existing under the laws of their respective jurisdictions of incorporation and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement and the Guaranty Agreement constitute, and the Notes, when executed and delivered in accordance with the Credit Agreement, will constitute, the legal, valid and binding obligation of each of the Credit Parties party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally (including the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally) and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, wilful misconduct or unlawful conduct.

            (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) the waiver in Section 11.13 of the Credit Agreement or

                  Form of Opinion of Special New York Counsel
                          to the Administrative Agent

Section 5.11 of the Guaranty Agreement of any immunity acquired by the Borrower or any Guarantor after the date of the Credit Agreement, (iii) Section 4.07(a) of the Credit Agreement or Section 5.14 of the Guaranty Agreement to the extent they purport to grant a right of set-off, (iv) the first sentence of Section 11.11(a) of the Agreement and of Section 5.09(a) of the Guaranty Agreement, or
Section 11.11(d) of the Credit Agreement or Section 5.09(d) of the Guaranty Agreement insofar as they relate to inconvenient forum with respect to any Federal court, and (v) Section 11.14 of the Agreement or Section 5.12 of the Guaranty Agreement.

            (E) We express no opinion on the Spanish language version of the Notes and wish to point out that, although we believe that the choice of law provisions in the Notes insofar as they provide that the Notes shall be governed by, and construed in accordance with, the law of the State of New York should be given effect in a New York court, we are unaware of any case in which a choice of law provision like that of the Notes has been interpreted or applied by the courts of the State of New York and recognize that it is possible that a court in New York may engage in its own choice of law analysis, irrespective of the inclusion of such provision.

            (F) Section 2.02(a)(i) of the Guaranty Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            This opinion letter is, pursuant to Section 6.01(f)(4) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent. You may, however, provide a copy of this opinion to Ritch, Heather y Mueller, S.C., who may rely on this opinion.

                                    Very truly yours,


WFC/PMM

                  Form of Opinion of Special New York Counsel
                          to the Administrative Agent

                                                                      EXHIBIT G

                        [FORM OF COMPLIANCE CERTIFICATE]

            Pursuant to the Credit Agreement dated as of March 13, 2000 (as amended, modified and in effect on the date hereof, the "Credit Agreement"; capitalized terms not otherwise defined in this Certificate shall have the meanings assigned thereto in the Credit Agreement) among Copamex, S.A. de C.V. (the "Borrower"), certain Banks from time to time party thereto and Citibank, N.A., as Administrative Agent, the undersigned hereby represents, warrants and certifies that he/she is ________________ of the Borrower and that the information provided in the calculations set forth in Annex I attached hereto is true and correct.

                                          COPAMEX, S.A. de C.V.


                                          By:
                                             ---------------------
                                             Name:
                                             Title:

                              Form of Compliance Certificate

                                                                        ANNEX I


Quarter _____________

---------------------------------------------------------------------------------------------------------------------
                                3RD PARTY SALES                     EBITDA                       TOTAL ASSETS

---------------------------------------------------------------------------------------------------------------------
                          Ps$M        US$M       %       Ps$M        US$M        %        Ps$M        US$M       %
---------------------------------------------------------------------------------------------------------------------
COMPANY
---------------------------------------------------------------------------------------------------------------------
Copamex
---------------------------------------------------------------------------------------------------------------------

GUARANTOR
---------------------------------------------------------------------------------------------------------------------
Papeles Higienicos
del Centro
---------------------------------------------------------------------------------------------------------------------
Pondercel
---------------------------------------------------------------------------------------------------------------------
Papelera de Chihuahua
---------------------------------------------------------------------------------------------------------------------
Industrial Papelera
Mexicana
---------------------------------------------------------------------------------------------------------------------
Cia. Papelera
Maldonado
---------------------------------------------------------------------------------------------------------------------
Sacos y Envases
Industriales
---------------------------------------------------------------------------------------------------------------------
Papeles Higienicos
de Mexico
---------------------------------------------------------------------------------------------------------------------
[Other Guarantors]
---------------------------------------------------------------------------------------------------------------------

TOTAL FOR GUARANTORS
---------------------------------------------------------------------------------------------------------------------

TOTAL FOR COMPANY
AND GUARANTORS
---------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT H

                           FORM OF ACCESSION AGREEMENT

            ACCESSION AGREEMENT dated as of _____________ by ____________, a __________________ company (the "Additional Guarantor").

            Pursuant to the Credit Agreement dated as of March 13, 2000 (as amended, modified and in effect on the date hereof, the "Credit Agreement") among Copamex, S.A. de C.V. (the "Company"), certain financial institutions from time to time party thereto (the "Banks") and Citibank, N.A., as administrative agent (the "Administrative Agent"), certain Subsidiaries of the Company (the "Guarantors") have executed and delivered a Guaranty Agreement dated as of March 13, 2000 (the "Guaranty Agreement") pursuant to which such Guarantors have, among other things, jointly and severally guaranteed to the Banks and Administrative Agent the Guaranteed Obligations (as defined in the Guaranty Agreement). Terms defined in the Guaranty Agreement (including terms defined therein by reference to terms in the Credit Agreement) are used herein as defined therein.

            In accordance with Section 8.15 of the Credit Agreement, the Additional Guarantor hereby agrees that, from and after the date hereof, it shall be a "Guarantor" for all purposes of the Credit Agreement and the Guaranty Agreement, with all the rights and obligations of a Guarantor under the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor (a) hereby, jointly and severally with the other Guarantors, guarantees to the Banks and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of all Guaranteed Obligations in the same manner and to the same extent as is provided in Section 2 of the Guaranty Agreement, (b) makes the representations and warranties set forth in Section 3 of the Guaranty Agreement with respect to itself and its obligations under this Agreement and
(c) submits to the jurisdiction of the courts, waives jury trial, and appoints and designates National Registered Agents, Inc. as its agent for service of process, in each case as provided in the Guaranty Agreement.

            All notices and communications to the Additional Guarantor provided for in the Guaranty Agreement shall be sent to the address for such Additional Guarantor set forth on the signature page hereof.

                               Form of Accession Agreement

            IN WITNESS WHEREOF, the Additional Guarantor has caused this Accession Agreement to be duly executed and delivered as of the day and year first above written.

                                         --------------------------


                                         By:
                                            -----------------------
                                            Name:
                                            Title:

                                         Address for Notices:

                                         Attention:

ACKNOWLEDGED BY:

COPAMEX, S.A. de C.V.


By:
   ---------------------
   Name:
   Title:

CITIBANK, N.A., as
  Administrative Agent


By:
   ---------------------
   Name:
   Title:

                           Form of Accession Agreement